SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K


                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 18,  1997


                                   QMS, INC.
     (Exact name of registrant as specified in its charter)



        DELAWARE                   1-9348           63-0737870
(State or other jurisdiction    (Commission       (IRS Employer
 of incorporation)               File Number)    Identification No.)



                        One Magnum Pass
                       Mobile, Alabama 36618
            (Address of principal executive offices)



Registrant's telephone number, including area code 334-633-4300



     Item 2.   Acquisition or Disposition of Assets.

     On February 18, 1997, the Registrant sold certain real property (the "Property") in Mobile, Alabama to INK (AL) QRS 12-21, Inc., an Alabama corporation ("Purchaser") and wholly owned subsidiary of W.P. Carey and Co., Inc. The Property is located at One Magnum Pass, Mobile, Alabama, and includes improvements which the Registrant uses to house its corporate headquarters and its engineering and manufacturing operations. The purchase price for the conveyance of the Property was $13,874,000.00. $125,000 of the purchase price was held in escrow pursuant to an Escrow Agreement between Registrant and Purchaser (the "Escrow Agreement") and is to be used for certain remedial environmental actions to be undertaken on the Property. The Escrow Agreement is attached as Exhibit 2 to this report and is incorporated herein by reference. The proceeds from the sale of the Property are being used primarily to pay off existing indebtedness of the Registrant.

     Contemporaneously with the sale of the Property, the Registrant entered into a Lease Agreement (the "Lease") with Purchaser whereby Registrant would lease the Property from the Purchaser. The Lease is for an initial term of fifteen years with renewal options for five additional five year periods, and the initial quarterly base rental amount is $422,343.75. The Property will continue to be used by the Registrant for the same purposes as prior to the transactions herein described. A copy of the Lease is attached as Exhibit 1 to this report and is incorporated herein by reference. Purchaser's lender, Creditanstalt-Bankverein, an Austrian banking corporation, ("Lender"), required the Registrant to enter into a Subordination, Non-Disturbance and Attornment Agreement (the
"SNDA"). The SNDA was executed by Lender, Purchaser and Registrant and is attached as Exhibit 3 to this report and is incorporated herein by reference.

     In connection with the above described transactions, the Registrant also issued to the Purchaser a Warrant, (the "Warrant"), granting Purchaser the right to purchase up to 100,000 shares of the Registrant's common stock for $6.50 a share. The exercise period of the Warrant expires in December, 2001. A copy of the Warrant is attached as Exhibit 4 to this report and is incorporated herein by reference.

     Item 7.   Financial Statements and Exhibits

     (c)  Exhibits.

     1.   Lease  Agreement dated as of February 18, 1997  between
          Registrant and INK (AL) QRS 12-21, Inc.

     2.   Escrow  Agreement dated as of February 18, 1997 between
          Registrant and INK (AL) QRS 12-21, Inc.

     3. Subordination, Non-Disturbance and Attornment Agreement between Registrant, Creditanstalt-Bankverein and INK
          (AL) QRS 12-21, Inc. dated as of February 18, 1997.


     4.   Warrant  given  by Registrant to INK (AL)  QRS:12-21,
          Inc. dated February 18, 1997.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              QMS, INC.

                              /s/ Gerald G. Roenker
                              Gerald G. Roenker
                              Executive Vice President



Date: March 4, 1997





                         EXHIBIT INDEX

Exhibit                                           Sequential
Number                   Description              Page Number


1.        Lease Agreement dated  as  of
          February    18,    1997     between
          Registrant and INK (AL) QRS  12-21,
          Inc.

2.        Escrow Agreement dated as  of
          February    18,    1997     between
          Registrant and INK (AL) QRS  12-21,
          Inc.

3.        Subordination, Non-Disturbance
          and  Attornment  Agreement  between
          Registrant,          Creditanstalt-
          Bankverein and INK (AL) QRS  12-21,
          Inc. dated as of February 18, 1997.

4.        Warrant given by Registrant to
          INK  (AL)  QRS  12-21,  Inc.  dated
          February 18, 1997.



                                                        EXHIBIT 1






                         LEASE AGREEMENT
                         by and between

                    INK (AL) QRS 12-21, INC.,
                     an Alabama corporation

                           as LANDLORD

                               and

                           QMS, INC.,
                     a Delaware corporation,

                            as TENANT


                       Premises:  Parcel A
                                  Parcel B
                                  Mobile, Alabama






                 Dated as of:  February 18, 1997












                        TABLE OF CONTENTS

                                                             Page

         Parties                                               1
    1.   Demise of Premises                                    1
    2.   Certain Definitions                                   1
    3.   Title and Condition                                   9
    4.   Use of Leased Premises; Quiet Enjoyment              10
    5.   Term                                                 11
    6.   Basic Rent                                           12
    7.   Additional Rent                                      12
    8.   Net Lease; Non-Terminability                         14
    9.   Payment of Impositions                               15
   10.   Compliance with Laws and Easement Agreements;
         Environmental Matters                                16
   11.   Liens; Recording and Title                           18
   12.   Maintenance and Repair                               19
   13.   Alterations and Improvements                         19
   14.   Permitted Contests                                   20
   15.   Indemnification                                      21
   16.   Insurance                                            23
   17.   Casualty and Condemnation                            26
   18.   Termination Events                                   28
   19.   Restoration                                          29
   20.   Intentionally Deleted                                31
   21.   Assignment and Subletting; Prohibition
         against Leasehold Financing                          31
   22.   Events of Default                                    33
   23.   Remedies and Damages Upon Default                    35
   24.   Notices                                              39
   25.   Estoppel Certificate                                 39
   26.   Surrender                                            40
   27.   No Merger of Title                                   40
   28.   Books and Records                                    40
   29.   Determination of Value                               41
   30.   Non-Recourse as to Landlord                          43
   31.   Financing                                            43
   32.   Subordination                                        44
   33.   Financial Covenants                                  44
   34.   Tax Treatment; Reporting                             44
   35.   Right of First Refusal                               44
   36.   Right of First Refusal to Purchase Excess Land       46
   37.   Security Deposit                                     49
   38.   Miscellaneous                                        49

EXHIBITS

     Exhibit "A"    - Parcel A Premises, Parcel B Premises
                       Excess Land
     Exhibit "B"    - Machinery and Equipment
     Exhibit "C"    - Schedule of Permitted Encumbrances
     Exhibit "D"    - Rent Schedule
     Exhibit "E"    - Allocation of Basic Rent
     Exhibit "F"    - Allocation of Acquisition Cost
     Exhibit "G"    - Financial Covenants
     Exhibit "H"    - Termination Values




          LEASE AGREEMENT, made as of this      day of         ,
1997, between INK (AL) QRS 12-21, INC., an Alabama corporation ("Landlord"), with an address c/o W. P. Carey & Co., Inc., 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and QMS, INC., a Delaware corporation ("Tenant"), with an address at One Magnum Pass, Mobile, Alabama 36618.

          In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

          1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (hereinafter referred to collectively as the "Leased Premises" and individually as the "Parcel A Premises" (comprised of four buildings used for (w) manufacturing and containing approximately 95,550 square feet, (x) warehouse and containing approximately 52,860 square feet, (y) technical services and containing approximately 19,000 square feet) and (z) engineering and containing approximately
50,135 square feet and the "Parcel B Premises" (comprised of one building used for office/headquarters and containing approximately 60,164 square feet: (a) the premises described in Exhibit "A" hereto, together with the Appurtenances
(collectively, the "Land"); (b) the buildings, structures and other improvements now or hereafter constructed on the Land
(collectively, the "Improvements"); and (c) the fixtures, machinery, equipment and other property described in Exhibit "B" hereto (collectively, the "Equipment").

          2.        Certain Definitions.

                    "Acquisition Cost" of each of the Related
Premises shall mean the amount set forth opposite such premises on Exhibit "F" hereto.

                         "Additional Rent" shall mean Additional Rent as defined
in Paragraph 7.

                    "Adjoining Property" shall mean all
sidewalks, driveways, curbs, gores and vault spaces adjoining any of the Leased Premises.

                    "Affected Premises" shall mean Affected
Premises as defined in Paragraph 18.

                    "Alterations" shall mean all changes,
additions, improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

                    "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

                    "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time.

                    "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

                    "Basic Rent Payment Dates" shall mean the
Basic Rent Payment Dates as defined in Paragraph 6.

                    "Business days" shall mean any day except
Saturday, Sunday and days that are designated national holidays.

                    "Casualty" shall mean any loss of or damage to any property (including the Leased Premises) included within or related to the Leased Premises or arising from the Adjoining
Property.

                    "Commencement Date" shall mean Commencement
Date as defined in Paragraph 5.

                    "Condemnation" shall mean a Taking.

                    "Condemnation Notice" shall mean notice of the institution of or intention to institute any proceeding for Condemnation.

                    "Costs" of a Person shall mean all reasonable costs and expenses incurred by such Person directly associated with the specified occurrence to which such Costs relate.

                    "Covenants" shall mean the covenants and agreements described on Exhibit "G".

                    "Default Rate" shall mean the Default Rate as defined in Paragraph 7(a)(iv).

                    "Easement Agreement" shall mean any
conditions, covenants, restrictions, easements, declarations, licenses and other agreements listed as Permitted Encumbrances or as may hereafter affect the Leased Premises.

                    "Environmental Law" shall mean (i) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of Hazardous Substances, Hazardous Conditions or Hazardous Activities, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

                    "Environmental Violation" shall mean any of the following events which occurs during the Term or any Renewal Term of this Lease: (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage,
(c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on the Leased Premises under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law.

                    "Equipment" shall mean the Equipment as
defined in Paragraph 1.

                    "Escrow Payments" shall mean Escrow Payments as defined in Paragraph 9(b).

                    "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

                    "Excess Land" shall mean that portion of Parcel A described in Exhibit "A" hereof.

                    "Excess Land Sale Contract" shall mean Excess
Land Sale Contract as defined in Paragraph 36.

                    "Fair Market Value" shall mean the fair
market value of the Excess Land as if unaffected and unencumbered by this Lease and without consideration for any Improvements made to the Excess Land by Tenant. Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

                    "Fair Market Value Date" shall mean the date when the Fair Market Value is determined in accordance with Paragraph 29.

                    "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

                    "GAAP" shall mean GAAP as defined in
Paragraph 28(a).

                    "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly
(i) procures, generates or creates any Hazardous Substance;
(ii) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (iii) involves the containment or storage of any Hazardous Substance; or (iv) would cause the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

                    "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

                    "Hazardous Substance" means (i) any
substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

                    "Impositions" shall mean the Impositions as defined in Paragraph 9(a).

                    "Improvements" shall mean the Improvements as defined in Paragraph 1.

                    "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

                    "Index" shall mean Index as defined in
Exhibit "D" hereto.

                    "Insurance Requirements" shall mean the
requirements of all insurance policies required to be maintained in accordance with this Lease.

                    "Land" shall mean the Land as defined in Paragraph 1.

                    "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

                    "Lease" shall mean this Lease Agreement.

                    "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

                    "Leased Premises" shall mean the Leased
Premises as defined in Paragraph 1.

                    "Legal Requirements" shall mean the
requirements of all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises.

                    "Lender" shall mean any person or entity (and their respective successors and assigns) which may, after the date hereof, make a Loan to Landlord or is the holder of any Note.

                    "Loan" shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and an Assignment and evidenced by a Note.

                    "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

                    "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                    "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

                    "Note" shall mean any promissory note
evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                    "Partial Casualty" shall mean any Casualty which does not constitute a Termination Event.

                    "Partial Condemnation" shall mean any
Condemnation which does not constitute a Termination Event.

                    "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

                    "Person" shall mean an individual,
partnership, association, corporation or other entity.

                    "Prepayment Premium" shall mean any payment
(other than a payment of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of any prepayment by Landlord of any principal due under a Note or Mortgage, and which may be (in lieu of such prepayment premium or prepayment penalty) a "make whole" clause requiring a prepayment premium in an amount sufficient to compensate the Lender for the loss of the benefit of the Loan due to a prepayment.

                    "Present Value" of any amount shall mean such amount discounted by a rate per annum which is the lower of
(a) the Prime Rate at the time such present value is determined or (b) eight percent (8%) per annum.

                    "Prime Rate" shall mean the annual interest rate as published, from time to time, in the Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event the Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

                    "Related Premises" shall mean either one of the Parcel A Premises or Parcel B Premises.

                    "Remaining Premises" shall mean the Related
Premises that are not Affected Premises under Paragraph 18 or, if applicable, the Retained Premises (as defined in Paragraph 36).

                    "Renewal Term" shall mean Renewal Term as defined in Paragraph 5(b).

                    "Rent" shall mean, collectively, Basic Rent and Additional Rent.

                    "Sale Contract" shall mean Sale Contract as defined in Paragraph 35.

                    "Security Deposit" shall mean Security
Deposit as defined in Paragraph 37.

                    "Site Assessment" shall mean a Site
Assessment as defined in Paragraph 10(c).

                    "State" shall mean the State of Alabama.

                    "Subsidiary" shall mean Subsidiary as defined in the Covenants.

                    "Surviving Obligations" shall mean any
obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

                    "Taking" shall mean (a) any taking or loss of use of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or (b) any de facto condemnation. The Taking shall be considered to have taken place as of the earlier of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Leased Premises.

                    "Term" shall mean the Term as defined in Paragraph 5.

                    "Termination Amount" shall mean the sum of the applicable amount specified on Exhibit "H" hereto and the applicable Prepayment Premium which Landlord will be required to pay in prepaying any Loan with proceeds of the Termination Amount.

                    "Termination Date" shall mean Termination
Date as defined in Paragraph 18.

                    "Termination Event" shall mean a Termination
Event as defined in Paragraph 18.

                    "Termination Notice" shall mean Termination
Notice as defined in Paragraph 18(a).

          3.        Title and Condition.

               (a) The Leased Premises are demised and let subject to (i) the rights of any Persons in possession of the Leased Premises, (ii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iv) all Legal Requirements, including any existing violation of any thereof, and (v) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

               (b) Tenant acknowledges that the Leased Premises is in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED
PREMISES AS IS.  TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER
ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT
MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE
MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH
RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR
REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY
PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR
WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR
PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE
WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION,
(x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION,
(xiii) DURABILITY, (xiv) OPERATION, (xv) THE EXISTENCE OF ANY
HAZARDOUS SUBSTANCE, HAZARDOUS CONDITION OR HAZARDOUS ACTIVITY OR
(xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL
REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY
TENANT.  TENANT ACKNOWLEDGES THAT THE LEASED PREMISES IS OF ITS
SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES
HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT.  IN THE
EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES
OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE
ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY
INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY
IN TORT).  THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN
NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND
NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH
RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE
UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN
EFFECT OR ARISING OTHERWISE.

               (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that
(i) fee simple title (both legal and equitable) is in Landlord and, except as provided in Paragraphs 35 and 36 hereof with respect to certain rights of refusal to purchase the Leased
Premises or the Excess Land, that Tenant has only the leasehold right of possession and use of the Leased Premises as provided herein, (ii) to the best of Tenant's knowledge, the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained,
(iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for,
(v) the Improvements have been fully completed in all material respects in a workmanlike manner of first class quality, and
(vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects.

               (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties, indemnities and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until an Event of Default occurs or until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of said warranties, guaranties, indemnities and other rights shall automatically revert to Landlord.

          4.        Use of Leased Premises; Quiet Enjoyment.

               (a) Tenant may occupy and use the Leased Premises for manufacturing, warehouse, office and retail use, including employee amenities such as a cafeteria and sports facilities and uses ancillary to the foregoing and for no other purpose without the prior written consent of Landlord, which shall not be unreasonably withheld. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law or Legal Requirement, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) cause structural injury to any of the Improvements or (iv) constitute a public or private nuisance or waste.

               (b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord or other Persons claiming by or under Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased
Premises at such reasonable times as Landlord may select and upon reasonable notice to Tenant (except in the case of an emergency, in which case no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.
Notwithstanding anything herein to the contrary, excluding, however, Landlord's right of re-entry and other possessory rights arising by reason of an Event of Default, wherever in this Lease
Landlord or any other Person is given the right to inspect, review or any other right to enter the Leased Premises, exercise of such right shall be subject to Tenant's customary conditions and requirements respecting security and confidentiality concerning the operation of its business on the Leased Premises.

          5.        Term.

               (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof (the
"Commencement Date") and ending on the last day of the one hundred eightieth (180th) calendar month next following the date hereof (the "Expiration Date").

               (b) Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date and on the fifth (5th), tenth (10th), fifteen (15th), twentieth (20th) and twenty-fifth (25th) anniversaries of the Expiration Date (the Expiration Date and each such anniversary being a "Renewal Date"), the Term shall be deemed to have been automatically extended for an additional period of five (5) years (each such five (5) year period, a "Renewal Term"), unless Tenant shall notify Landlord in writing in recordable form at least one (1) year prior to the next
Renewal Date that Tenant is terminating this Lease as of the next
Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified.

               (c) If Tenant exercises its option not to extend or further extend the Term, or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and (ii) show the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select.

          6. Basic Rent. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit "D" hereto ("Basic Rent"), commencing on the first day of March, 1997, and continuing on the first day of each June, September, December and March thereafter during the Term (each such day being a "Basic Rent Payment Date"). Each such rental payment shall be made, at Landlord's sole discretion, to Landlord at its address set forth above and/or to one other Person, at such address and in such proportions as Landlord may direct by fifteen (15) days' prior written notice to Tenant (in which event Tenant shall give Landlord notice of each such payment concurrent with the making thereof), by a check mailed at least ten (10) days before the applicable Basic Rent Payment Date, or in Federal Funds. Pro rata Basic Rent for the period from February 19, 1997 through the last day of the month hereof shall be paid on the date hereof.

          7.        Additional Rent.

               (a)       Tenant shall pay and discharge, as
additional rent (collectively, "Additional Rent"):

                    (i) except as otherwise specifically provided herein, all costs and expenses of Tenant and Landlord which are incurred in connection or associated with (A) the ownership, use, non-use, occupancy, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease, (D) any Condemnation proceedings, (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the prosecution, defense or settlement of any litigation involving or arising from any of the Leased Premises or this Lease provided that such litigation relates to any matter, action or non-action that occurs during the Term or any Renewal Term or is otherwise a Surviving Obligation, or the sale of the Leased Premises to Landlord, (G) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease,
(H) any amendment to or modification or termination of this Lease made at the request of Tenant, (I) Costs of Landlord's counsel incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, or incurred in connection with any act of Landlord performed on behalf of Tenant, and
(J) any other items specifically required to be paid by Tenant under this Lease;

                    (ii)   the amounts payable to any Indemnitee
pursuant to Paragraph 15 hereof;

                    (iii) after the date all or any portion of any installment of Basic Rent is due and not paid, an amount equal to five percent (5%) of the amount of such unpaid installment or portion thereof (the "Late Charge"), provided, however, that with respect to the first late payment of all or any portion of any installment of Basic Rent in any Lease Year, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five (5) days' following the due date thereof, and in addition, Tenant shall be entitled to a second five (5) day grace period in a Lease Year before a Late Charge is payable if Tenant furnishes Landlord proof that such payment of Basic Rent was timely posted and properly addressed (in the case of mailing) or timely initiated (if payment is made in Federal Funds);

                    (iv) a sum net of the Late Charge and Default Rate (including any late charge, default penalties, interest and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note by reason of Tenant's late payment or non-payment of Basic
Rent or by reason of an Event of Default; and

                    (v) interest at the rate (the "Default Rate") of five percent (5%) over the Prime Rate per annum on the following sums until paid in full: (A) after any Event of Default, all overdue installments of Basic Rent from the respective due dates thereof,
(B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord, and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue.

               (b)       Tenant shall pay and discharge (i) any
Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord, but not to Tenant, shall be paid within fifteen (15) days after Landlord's demand for payment thereof, and (ii) any other Additional Rent, within fifteen (15) days after Landlord's demand for payment thereof.

               (c)       In no event shall amounts payable under
Paragraph 7(a)(iii), (iv) and (v) exceed the maximum amount permitted by applicable Law.

          8.        Net Lease; Non-Terminability.

               (a) This is a net lease and, except as otherwise specifically provided hereunder, all Monetary Obligations shall be paid without notice or demand and without set-off, abatement, suspension, deferment, diminution, deduction or reduction
(collectively, a "Set-Off").

               (b) Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the following: (i) any damage to or theft, loss or destruction of any of the Leased Premises, (ii) any Condemnation,
(iii) Tenant's acquisition of ownership of any of the Leased
Premises other than pursuant to an express provision of this Lease, (iv) any default on the part of Landlord hereunder or under any Note, Mortgage, Assignment or any other agreement,
(v) any latent or other defect in any of the Leased Premises,
(vi) the breach of any warranty of any seller or manufacturer of any of the Equipment, (vii) any violation of any provision of this Lease by Landlord, (viii) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up of, or other proceeding affecting
Landlord, (ix) the exercise of any remedy, including foreclosure, under any Mortgage or Assignment, (x) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord, any trustee, receiver or liquidator of Landlord or any court under the Federal Bankruptcy Code or otherwise, (xi) any interference with Tenant's use of the Leased Premises, (xii) market or economic changes or (xiii) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding.

               (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. All
Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Bankruptcy Code).

               (d) Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any Set-Off of any Basic Rent, Impositions and premiums for the insurance required under Paragraph 16 hereof and any other Additional Rent payable directly to Landlord or any other Indemnitee.

          9.        Payment of Impositions.

               (a) Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant,
(ii) Tenant's leasehold interest in the Leased Premises,
(iii) any of the Leased Premises, (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use, possession or sale of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent, or (v) any Lender by reason of any Note, Mortgage, Assignment or other document evidencing or securing a Loan and which (as to this clause (v)) are normal and customary and which Landlord has agreed, and borrowers generally agree, to pay (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits, franchise or other taxes of Landlord which are determined on the basis of Landlord's net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord or (C) any capital gains tax or other tax (except for transfer taxes if the sale is to Tenant or its designee) imposed on Landlord in connection with the sale of the Leased Premises to any Person. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord (1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and
(3) receipts for payment of all other Impositions within ten (10) days after Landlord's request therefor.

               (b) Landlord shall have the right if at any time required by a Lender and, in any event, during the occurrence of an Event of Default to require Tenant to pay to Landlord an additional monthly sum (each an "Escrow Payment") sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. As used herein, "Escrow Charges" shall mean real estate taxes on the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease. Landlord shall determine the amount of the Escrow Charges and of each Escrow Payment based upon current or projected Escrow Charges. As long as the Escrow
Payments are being held by Landlord the Escrow Payments shall not be commingled with other funds of Landlord or other Persons and interest thereon shall accrue for the benefit of Tenant from the date such monies are received and invested until the date such monies are disbursed to pay Escrow Charges. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow
Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord.

          10.       Compliance with Laws and Easement Agreements;
Environmental Matters.

               (a) Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time
(i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation.

               (b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord.

               (c) Upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises and perform, as agents of Tenant, environmental site investigations and assessments ("Site Assessments") on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any Environmental Violation or any condition which could result in any Environmental Violation. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. Provided that a reasonable basis for any proposed Site Assessment shall have been first disclosed to Tenant, the cost of performing and reporting Site Assessments shall be paid by Tenant.

               (d) If an Environmental Violation occurs or is found to exist and, in the reasonable judgment of the Site Reviewer, the cost of remediation of the same is likely to exceed $100,000, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit reasonably satisfactory to Landlord in form and substance and in an amount equal to or greater than Landlord's reasonable estimate, based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

               (e) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

               (f) If Tenant fails to correct any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental
Violation.

               (g) Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

               (h) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party to not at any time (i) cause any Environmental Violation to occur or (ii) permit any Person occupying the Leased Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

          11.       Liens; Recording.

               (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted
Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of Landlord. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE
LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE
FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE
LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS'
OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL
ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE
LEASED PREMISES.  LANDLORD MAY AT ANY TIME, AND AT LANDLORD'S
REQUEST TENANT SHALL PROMPTLY, POST ANY NOTICES ON THE LEASED
PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

               (b) Tenant shall execute, deliver and record, file or register (collectively, "record") all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Leased Premises, and shall cause a memorandum of this Lease (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease.

          12.       Maintenance and Repair.

               (a) Tenant shall at all times maintain the Leased Premises and the Adjoining Property in as good repair and appearance as they are in on the date hereof and fit to be used for their intended use in accordance with the better of the practices generally recognized as then acceptable by other companies in its industry or observed by Tenant with respect to the other real properties owned or operated by it, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear. Tenant shall take every other action necessary or appropriate for the preservation and safety of the Leased Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations.
Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

               (b) If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased
Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect
Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

          13.       Alterations and Improvements.

               (a) Tenant shall have the right, without having obtained the prior written consent of Landlord and Lender, to make
(i) Alterations or a series of related Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of $500,000 and (ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of $500,000, so long as at the time of construction or installation of any such Equipment or Alterations no Event of Default exists and the value and utility of the Leased Premises is not diminished thereby. If the cost of any Alterations, series of related Alterations, Equipment or accessions thereto is in excess of $500,000, the prior written approval of Landlord shall be required, such approval not to be unreasonably withheld, delayed or conditioned. Tenant shall not construct upon the Land any additional buildings without having first obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld.

               (b) If Tenant makes any Alterations pursuant to this Paragraph 13 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work"), whether or not Landlord's consent is required, then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iv) all such Work shall comply with the Insurance Requirements, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of (A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement,
(vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work,
(vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) if the cost of such Work is reasonably estimated to exceed $500,000, Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraph 19(a), whether or not such Work involves restoration of the Leased Premises.

          14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) discharge or remove any lien referred to in Paragraph 11 or 13 or (c) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations"), so long as at the time of such contest no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay
(i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation. Tenant shall provide
Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs of Landlord and Tenant in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and the aforesaid Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil penalties or criminal liability.

          15.       Indemnification.

               (a) Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused (unless caused by the gross negligence or willful misconduct of the Indemnitee seeking the benefits of this Paragraph 15), without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity, arising from
(i) any matter pertaining to the acquisition (or the negotiations leading thereto), ownership, use, non-use, occupancy, operation, condition, design, construction, maintenance, repair or restoration of the Leased Premises or Adjoining Property,
(ii) any injury to or death of any Person in any manner arising from the Leased Premises or Adjoining Property, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to such injury or death of any Person, (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party, any Legal Requirement or any Permitted Encumbrance, (iv) any underinsured or uninsured loss or damage to the Leased Premises or (v) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States
Government, any state or local governmental unit or any other
Person by reason of any Environmental Violation, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA by reason of any Environmental Violation, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and
(C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity.

               (b) In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) Tenant shall have the right, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default, to retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action) and
(ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding and to retain counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant.

               (c) The obligations of Tenant under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.

          16.       Insurance.

               (a) Tenant shall maintain the following insurance on or in connection with the Leased Premises:

                    (i) Insurance against physical loss or damage to the Improvements and Equipment as provided under a standard "All Risk" property policy, including but not limited to flood (if the Leased Premises is in a flood zone) and earthquake coverage. The amounts of such insurance shall be not less than the actual replacement cost of the Improvements and Equipment except that Tenant shall maintain earthquake and flood coverage of not less than $10,000,000. Such policies shall contain Replacement Cost and Agreed Amount Endorsements and shall contain deductibles not more than $50,000 per occurrence except that the deductible for windstorms "named" by the National Weather Bureau shall be not more than 2% per occurrence.

                    (ii) Commercial General Liability Insurance (including but not limited to Incidental Medical Malpractice and Host Liquor
Liability) and Business Automobile Liability Insurance (including
Non-Owned and Hired Automobile Liability) against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $12,000,000 per occurrence/annual aggregate and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type, as provided in the following clause (vii).

                    (iii) Worker's compensation insurance covering all persons employed by Tenant in connection with any work done on or about any of the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises or, in lieu of such worker's compensation insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

                    (iv) Comprehensive Boiler and Machinery Insurance on any of the Equipment or any other equipment on or in the Leased Premises, in an amount not less than $1,000,000 per accident for damage to property. Such policies shall include at least $5,000,000 per accident for Off-Premises Service Interruption, Expediting
Expenses, Ammonia Contamination, and Hazardous Materials Clean-Up
Expense and may contain a deductible not to exceed $10,000.

                    (v) Loss of rents insurance at limits sufficient to cover 100% of the annual rent payable to Landlord with a period of indemnity not less than one year from time of loss. Such insurance shall name Landlord as additional insured solely with respect to Rent payable to or for the benefit of Landlord under this Lease.

                    (vi) During any period in which substantial Alterations at the Leased Premises are being undertaken, builder's risk insurance covering the total completed value including any "soft costs" with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, worker's compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

                    (vii) Such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased
Premises as Landlord or Lender may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size, use and location to the Leased Premises.

               (b) The insurance required by Paragraph 16(a) shall be written by companies which have a Best's rating either of A-:X or above or A:VII or above (except that the insurance to be maintained pursuant to Paragraph 16(a)(iii) may be written by a company which has a Best's rating of A-:VII) and are admitted in, and approved to write insurance policies by, the State Insurance
Department for the State or, if not admitted in the State, that Tenant pay the surplus lines tax or similar tax. The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and 16(a)(vi) shall name Landlord as owner and Lender as loss payee and Tenant as its interest may appear. The insurance referred to in Paragraph 16(a)(ii) shall name Landlord and Lender as additional insureds, and the insurance referred to in Paragraph 16(a)(v) shall name Landlord as insured and Lender as loss payee. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord.

               (c)       Each insurance policy referred to in clauses
(i), (iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph
16(a), except clause (iii) thereof, shall provide that it may not be cancelled except after thirty (30) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

               (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a) or in accordance with the terms of Paragraph 9(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least thirty (30) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original policies.

               (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16 and provided further that Tenant shall provide to Landlord a Statement of Values which shall be reviewed annually and amended as necessary based on current Replacement Cost
Valuations. The original or a certified copy of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

               (f) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 16 and (ii) all requirements of the insurers thereunder applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased
Premises.

               (g) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify
Landlord of such separate insurance and shall deliver to Landlord the original policies thereof.

               (h) All policies shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against Landlord.

               (i) All proceeds of any insurance required under Paragraph 16(a) shall be payable as follows:

                    (i)    Except for proceeds payable under clauses (ii),
(iii) and (iv) of Paragraph 16(a) to a Person other than Landlord, Tenant or Lender, all proceeds of insurance required under clauses (i),
(iv), (v), (vi) and (vii) of Paragraph 16(a) and proceeds attributable to the general liability coverage provisions of Builder's Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to Landlord or, if required by the Mortgage, to Lender and, if applicable, applied as set forth in Paragraph 17.
Tenant shall apply the Net Award to restoration of the Leased
Premises in accordance with the applicable provisions of this Lease.

                    (ii) Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by the Mortgage, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor.

          17.       Casualty and Condemnation.

               (a) If any Casualty occurs to the Leased Premises, Tenant shall give Landlord and Lender immediate notice thereof. Landlord and Lender are hereby authorized to adjust, collect and compromise, upon notice to and in cooperation with Tenant (except that no notice to or cooperation with Tenant shall be required if an Event of Default has occurred and is continuing), all claims under any of the insurance policies required by Paragraph 16(a)
(except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Tenant all necessary proofs of loss, receipts, vouchers and releases required by the insurers. Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord and Lender in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty. Tenant agrees to sign, upon the request of Landlord and Lender, all such proofs of loss, receipts, vouchers and releases. If Landlord or Lender so requests, Tenant shall adjust, collect and compromise any and all such claims, and Landlord and Lender shall have the right to join with Tenant therein. Any adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord and Lender, and Landlord and Lender shall have the right, based upon their reasonable judgment, to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if and to the extent that any Mortgage so provides.

               (b) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. Landlord and Lender are authorized to collect, settle and compromise (and, if no Event of Default exists, upon notice to and in cooperation with Tenant), the amount of any Net Award. Provided that no Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord and Lender in any Condemnation proceeding or negotiations under threat thereof and to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord and Lender. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair
Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if and to the extent that any Mortgage so provides.

               (c) If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations except that scheduled Basic Rent payments shall be reduced by an amount equal to the proceeds received by Landlord under Paragraph 16(a)(v). Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraph 12(a) and 13(b), shall commence and diligently continue to restore the Leased Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease). So long as no Event of Default exists, any Net Award up to and including $500,000 shall be paid by Landlord to Tenant and Tenant shall restore the Leased Premises in accordance with the requirements of Paragraph 12(a) and 13(b) of this Lease. So long as no Event of Default exists, any Net Award in excess of $500,000 shall (unless such Casualty resulting in the Net Award is a Termination Event) be made available by Landlord (or Lender, if required by the terms of any Mortgage) to Tenant for the restoration of any of the Leased Premises pursuant to and in accordance with the provisions of Paragraph 19 hereof. If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

          18.       Termination Events.

               (a) If (i) all of any Related Premises shall be taken by a Taking or (ii) any substantial portion of any Related Premises shall be taken by a Taking or all or any substantial portion of any Related Premises shall be damaged or destroyed by a Casualty and, in such case, Tenant certifies and covenants to Landlord that it will forever abandon operations at the Related Premises so taken or damaged (any one or both of the Related Premises described in the above clauses (i) and (ii) above being hereinafter referred to as the "Affected Premises" and each of the events described in the above clauses (i) and (ii) shall hereinafter be referred to as a "Termination Event"), then (x) in the case of (i) above, Tenant shall be obligated, within thirty
(30) days after the Taking and (y) in the case of (ii) above, Tenant shall have the option, within thirty (30) days after the taking or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice in the form described in Paragraph 18(b) of the Tenant's election to terminate this Lease
(a "Termination Notice") as to the Affected Premises.

               (b) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease as to the Affected
Premises on the first Basic Rent Payment Date which occurs at least sixty (60) days after the date of the Termination Notice,
(ii) a binding and irrevocable offer of Tenant to pay to Landlord the Termination Amount and (iii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenants described therein and a certified resolution of the Board of Directors of Tenant authorizing the same.

               (c) On the Termination Date, Tenant shall pay to Landlord the Termination Amount and all remaining Monetary Obligations and this Lease shall terminate on the Termination Date; provided that, if Tenant has not satisfied all remaining Monetary
Obligations which have arisen on or prior to the Termination Date on the Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate as to the Affected
Premises to a date which is no later than the first Basic Rent
Payment Date after the Termination Date on which Tenant has satisfied all remaining Monetary Obligations. Upon such termination (i) all obligations of Tenant hereunder shall terminate as to the Affected Premises except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Affected Premises and (iii) the Landlord's entire interest in the Net
Award shall be paid to or, to the extent not collected by Landlord, assigned to Tenant.

               (d) In the event of the termination of this Lease as to the Affected Premises as hereinabove provided, this Lease shall remain in full force and effect as to the Remaining Premises; provided, that the Basic Rent for the Remaining Premises to be paid after such termination shall be the Basic Rent otherwise payable hereunder with respect to the Leased Premises multiplied by a percentage equal to the percentage set forth in Exhibit "E" for the Remaining Premises.

          19.       Restoration.

               (a) Landlord (or Lender if required by any Mortgage) shall hold any Net Award in excess of $500,000 in a fund (the
"Restoration Fund") and disburse amounts from the Restoration
Fund only in accordance with the following conditions:

                    (i) prior to commencement of restoration, (A) the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, (B) Landlord and Lender shall be provided with mechanics' lien insurance (if available) and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord, Tenant and Lender as additional dual obligees, and (C) appropriate waivers of mechanics' and materialmen's liens shall have been filed;

                    (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against any of the Leased Premises and remain undischarged;

                    (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens,
(C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and
(E) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                    (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

                    (v) Landlord may retain ten percent (10%) of the Restoration Fund until the restoration is fully completed;

                    (vi) if the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord's other funds and shall bear interest at a rate agreed to by Landlord and Tenant; and

                    (vii) such other reasonable conditions as Landlord or Lender may impose and which are customarily required by construction lenders.

               (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by the supervising architect, but if none, then by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

               (c) If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum shall be retained by Landlord.

          20.       INTENTIONALLY DELETED.

          21.       Assignment and Subletting; Prohibition against
Leasehold Financing.

               (a) (i) Tenant shall have the right, upon thirty (30) days prior written notice to Landlord and Lender, with no consent of Landlord or Lender being required or necessary "Preapproved
Assignment") to assign this Lease to any Person that, immediately following such assignment has a publicly traded unsecured senior debt rating of "BBB" or better from Moody's Investors Services, Inc. or a rating of "Baa2" or better from Standard & Poor's
Corporation, and in the event all of such rating agencies cease to furnish such ratings, then a comparable rating by any rating agency reasonably acceptance to Landlord and Lender.

                         (ii)  Any assignment of this Lease
except for a Preapproved Assignment shall require the prior written consent of Landlord and Lender. Tenant shall, not less than ninety (90) days prior to the date on which it desires to make an assignment, submit to Landlord and Lender information regarding the following with respect to the assignee (the "Criteria"): (i) credit, (ii) capital structure,
(iii) management, (iv) operating history, (v) proposed use of the Leased Premises and (vi) risk factors associated with the proposed use of the Leased Premises by the proposed assignee, taking into account factors such as environmental concerns, product liability and the like. Landlord and Lender shall review the Criteria, advise Tenant no later than the fifteenth (15th) day following receipt of the Criteria if additional information is required and shall approve or disapprove the proposed assignee no later than the thirtieth (30th) day following receipt of all required information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Criteria. Any purported assignment that is not a Preapproved Assignment or that is not otherwise consented to under this Paragraph 21(a), including any assignment by operation of law, shall be null and void.

               (b) Tenant shall have the right, without obtaining the consent of Landlord, to have under sublease at any time up to and including but not in excess of twenty-five percent (25%) of the net leaseable space in the Leased Premises. Any sublease that, when added to all other subleases then in effect, would result in more than twenty-five percent (25%) of the net leaseable space in the Leased Premises being under sublease at any one time shall require the prior written approval of Landlord and Lender.

               (c) If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment.
Each sublease of any of the Leased Premises shall be subject and subordinate to the provisions of this Lease and Landlord's right hereunder. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

               (d) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease consented to by Landlord or otherwise permitted by the terms of this Lease, deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form.

               (e) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom.
Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, provided, however, that upon the occurrence of an Event of Default Landlord shall have the absolute right to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of the lease dated January, 1996 as amended February 13, 1996 with Rust Engineering, Inc., which lease has been assigned by Rust Engineering and Construction, Inc. to Raytheon Engineers & Constructors, Inc.
("Raytheon Sublease") or the termination thereof, without the prior written approval of Landlord, which consent shall not be unreasonably withheld, nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof under any sublease nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of the Raytheon Sublease.

               (f) Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of the Leased Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void.

               (g)       Subject to the provisions of Paragraphs
35 and 36 hereof, Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any third party (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not, in Tenant's reasonable judgment, increase the liabilities and obligations of Tenant hereunder.

          22.       Events of Default.

               (a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this Lease:

                    (i) a failure by Tenant to make any payment of any Monetary Obligation, regardless of the reason for such failure;

                    (ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

                    (iii) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

                    (iv) a default beyond any applicable cure period or at maturity by Tenant in any payment of principal or interest on any obligations for borrowed money having an outstanding principal balance of $5,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), (x) if such payment is a payment at maturity or a final payment, or (y) if an effect of such default is to cause or permit any Person to cause such obligation to become due prior to its stated maturity;

                    (v) a default by Tenant beyond any applicable cure period in the payment of rent under, or in the performance of any other material provision of, any other lease or leases that have, in the aggregate, rental obligations over the terms thereof of $3,000,000 or more if the landlord under any such lease or leases has elected to exercise its remedies thereunder;

                    (vi) a final, non-appealable judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Tenant and the same shall remain undischarged for a period of sixty (60) consecutive days;

                    (vii)       The breach of any Covenant shall occur;

                    (viii) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Leased Premises,
(C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction,
(D) make a general assignment for the benefit of creditors, or
(E) be unable to pay its debts as they mature;

                    (ix) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

                    (x) any building on either Related Premises shall have been vacated or abandoned;

                    (xi) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

                    (xii) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such proceeding shall not be vacated or discharged within sixty
(60) days after it is made;

                    (xiii) a failure by Tenant to perform or observe, or a violation or breach of, or a misrepresentation by Tenant under any provision of any Assignment to which Tenant is a party or any other document between Tenant and Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan.

               (b) No notice or cure period shall be required in any one or more of the following events: (A) the occurrence of an Event of Default under clause (i) (except as otherwise set forth below), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi),
(xii) or (xiii) of Paragraph 22(a); (B) the default consists of a failure to provide any insurance required by Paragraph 16 or an assignment or sublease entered into in violation of Paragraph 21;
or (C) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord. If the default consists of the failure to pay any Monetary Obligation under clause (i) of Paragraph 22(a), the applicable cure period shall be five (5)
Business days from the date on which notice is given, but for failure to pay Basic Rent Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than one (1) time within any Lease Year, and in addition, if Tenant furnishes to Landlord proof that payment was timely posted
(in the case of mailing) or timely initiated (if payment is made with Federal Funds by wire transfer), Tenant shall be entitled to a second five (5) Business day cure period within any Lease Year.
If the default consists of a default under clause (ii) of Paragraph 22(a), other than the events specified in clauses (B) and (C) of the first sentence of this Paragraph 22(b), the applicable cure period shall be twenty (20) days from the date on which notice is given or, if the default cannot be cured within such twenty (20) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed sixty (60) days), provided that Tenant shall commence to cure the default within the said twenty-day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured. If the default consists of a default under clause
(vii) of Paragraph 22(a) with respect to any breach of the Covenants described in Sections 3, 4 or 5 of Exhibit "G", the applicable cure period shall be the two (2) consecutive fiscal quarters after the fiscal quarter in which the default occurred.

          23.       Remedies and Damages Upon Default.

               (a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b) and this Paragraph 23.

                    (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of the Leased Premises, Landlord may re-enter and repossess the Leased Premises, with or without legal process, by peaceably entering the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of the Leased Premises, Landlord may, by peaceable means or legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

                    (ii) After repossession of the Leased Premises pursuant to clause (i) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its reasonable judgment may determine, and collect and receive any rents payable by reason of such reletting.
Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion.
Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

                    (iii) Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable, in which event Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued
Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such discounted accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the Term and (B) Tenant shall have no option to extend or renew the Term.

               (b) The following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii):

                    (i) If Landlord exercises its remedy under Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii)
(or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of
(A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all of Landlord's
Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting.

                    (ii)   If Landlord exercises its remedy under
Paragraph 23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all of Landlord's Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

               (c) Landlord shall be entitled to apply the Security Deposit to any amounts due under Paragraph 23(a)(i) or 23(a)(ii) if this Lease shall be terminated, or, if this Lease shall remain in full force and effect, to any amounts due under Paragraph
23(a)(iii) and in any event to past due Basic Rent and to cure any other monetary Event of Default.

               (d) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If
Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

               (e) Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

               (f) No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

               (g) WITH RESPECT TO ANY REMEDY OR PROCEEDING WITH RESPECT TO THIS LEASE, LANDLORD AND TENANT WAIVE ANY RIGHT TO A TRIAL BY JURY.

               (h) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

               (i) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

               (j) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds,
(i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased
Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

               (k) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

          24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above. A copy of any notice given by Tenant to Landlord shall simultaneously be given by Tenant to Reed Smith Shaw & McClay,
2500 One Liberty Place, Philadelphia, PA  19103, Attention:
Chairman, Real Estate Department. A copy of any notice given by Landlord to Tenant shall simultaneously be given by Landlord to Hand Arendall, 107 St. Francis Street, First National Bank
Building, 26th Floor, Mobile, Alabama  36602, Attention:  Harold
D. Parkman, Esquire. For the purposes of this Paragraph, any party may substitute another address stated above (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

          25. Estoppel Certificate. At any time upon not less than ten (10) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding
Party"), the Responding Party shall deliver to the Requesting
Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect,
(b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the statement is an intended recipient or beneficiary of the statement, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any statement required under this Paragraph 25 and delivered by Tenant shall state that, in the opinion of each person signing the same, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such statement, and shall briefly state the nature of such examination or investigation.

          26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises to Landlord in the same condition in which the Leased Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear and Casualty and Condemnation unless Tenant is required to restore pursuant to the applicable provisions hereof. Upon such surrender, Tenant shall (a) remove from the Leased Premises all property which is owned by Tenant or third parties other than Landlord and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

          27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and
(b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

          28.       Books and Records.

               (a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Tenant, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing) made not more than once each Lease Year unless an Event of Default exists, Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

               (b) Tenant shall deliver to Landlord and to Lender within ninety (90) days of the close of each fiscal year, annual audited financial statements of Tenant prepared by a nationally recognized firm of independent certified public accountants.
Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other
Law. All financial statements of Tenant shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating to the best knowledge of affiant that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

          29.       Determination of Value of Excess Land.

               (a) Tenant acknowledges that if Landlord receives an offer to purchase the Excess Land for a purchase price equal to the Fair Market Value of the Excess Land, the Excess Land Sale
Contract shall contain the following procedures for determination of Fair Market Value:

                    (i) Landlord and Third Party Purchaser shall first endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the "Applicable Initial Date") on which Landlord enters into an Excess Land Sale Contract for the purchase of the Excess Land.

                    (ii) If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Third Party Purchaser shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser.
Within twenty (20) days following Landlord's receipt of Third
Party Purchaser's notice of the appraiser selected by Third Party Purchaser, Landlord shall select an appraiser and notify Third
Party Purchaser of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them
(and given to Landlord by Third Party Purchaser). If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive upon Landlord and Third Party Purchaser.

                    (iii) If such two appraisers shall be unable to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Third Party Purchaser of their respective determinations of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Third Party Purchaser.

                    (iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause
(iii) above, or if such third appraiser does not make a determination of Fair Market Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American
Arbitration Association in New York, New York. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

                    (v) If a third appraiser is selected, Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Third Party Purchaser.

                    (vi) All appraisers selected or appointed pursuant to this provision shall (A) be independent qualified MAI appraisers
(B) have no right, power or authority to alter or modify the provisions of this Lease, (C) utilize the definition of Fair
Market Value hereinabove set forth above, and (D) be registered in the State if the State provides for or requires such registration. The Cost of the procedure described in this provision shall be borne entirely by Third Party Purchaser.

          30. Non-Recourse as to Landlord. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Premises and any undistributed Net Award and Security Deposit and not against any other assets, properties or funds of (i) Landlord, (ii) any director, officer, general partner, shareholder, limited partner, beneficiary, employee or agent of Landlord or any general partner of Landlord or any of its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (iii) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, shareholders, officers, directors, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or (iv) any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

          31.       Financing.

               (a) Tenant agrees to pay all costs and expenses incurred by Landlord in connection with the purchase, leasing and initial financing of the Leased Premises including, without limitation, the cost of appraisals, environmental reports, title insurance, surveys, legal fees and expenses and Lender's commitment fees.

               (b) If Landlord desires to obtain or refinance any Loan, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to extend the rights of Landlord hereunder to any such Lender and to consent to such financing if such consent is requested by such Lender. Tenant shall provide any other consent or statement and shall execute any and all other documents that such Lender reasonably requires in connection with such financing, including any environmental indemnity agreement and subordination, non-disturbance and attornment agreement ("SNDA"), so long as the same do not adversely affect any right, benefit or privilege of Tenant under this Lease or materially increase Tenant's obligations under this Lease and are in form and substance reasonably satisfactory to Tenant. Any SNDA (a) shall require Lender to acknowledge (1) that if it elects to maintain the Restoration Fund it will do so in accordance with Paragraph 19 hereof and (2) that if it is the holder of the Security Deposit, it shall be bound by the terms of this Lease with respect thereto and (b) may require Tenant to confirm that (3) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (4) Lender and its assigns will not be subject to any counterclaim, demand or offset which Tenant may have against Landlord.

          32. Subordination. This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that Tenant receives an SNDA that provides for the recognition of this Lease and all Tenant's rights hereunder unless and until an Event of Default exists or Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

          33. Financial Covenants. Tenant hereby covenants and agrees to comply with all the covenants and agreements described in Exhibit "G" hereto.

          34. Tax Treatment; Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for state law purposes and shall report this transaction as a Lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

          35.       Right of First Refusal.

               (a) Except as otherwise provided in clause (g) of this Paragraph 35, and provided an Event of Default does not then exist if Landlord shall enter into a contract for the sale (the
"Sale Contract") of the Leased Premises with a Third Party
Purchaser, which Sale Contract shall be conditioned upon Tenant's failure to exercise its right under this Paragraph 35(a), Landlord shall give written notice to Tenant of the Sale
Contract, together with a copy of the executed Sale Contract and the name and business address of the Third Party Purchaser.

               (b) For a period of fifteen Business days following receipt of such notice, Tenant shall have the right and option, exercisable by written notice to Landlord given within said fifteen (15) Business day period, to elect to purchase the Leased
Premises at the purchase price and upon all the terms and conditions set forth in such Sale Contract, except that no conditions or contingencies contained in such Sale Contract as to environmental assessments, engineering studies, inspection of the Leased Premises, state of the title to or encumbrances on the Leased Premises, or any other condition or contingency to the Third Party Purchaser's obligation to purchase the Leased
Premises which pertains to the condition of the Leased Premises shall apply to Tenant's obligation to purchase the Leased
Premises under this Paragraph 35, and Tenant shall be obligated to purchase the Leased Premises without any such condition or contingency.

               (c) If at the expiration of the aforesaid fifteen (15) Business day period Tenant shall have failed to exercise the aforesaid option, Landlord may sell the Leased Premises to such Third Party Purchaser upon the terms set forth in such contract.

               (d) Except as otherwise specifically provided herein, the closing date for any purchase of the Leased Premises by Tenant pursuant to this Paragraph 35 shall be the closing date provided in the Sale Contract. At such closing Landlord shall convey the Leased Premises to Tenant in accordance with, and Tenant shall pay to Landlord the purchase price and other consideration set forth in, the Sale Contract.

               (e) Tenant shall have the right during the Term to exercise the foregoing right of first refusal upon (i) each proposed sale of the Leased Premises prior to the tenth (10th) anniversary of this Lease and (ii) if Tenant does not exercise its purchase option described in Paragraph 35(b), one (1) time after the tenth
(10th) anniversary of this Lease; provided, that if, following compliance with the procedure described in Paragraph 35(a), a Third Party Purchaser does not purchase the Leased Premises, such event shall not count as an exercise of Tenant's right of first refusal. Notwithstanding anything to the contrary, if Tenant fails to exercise the right of first refusal granted pursuant to this Paragraph 35(e), subsection (ii), after the tenth (10th) anniversary of the date of this Lease and the sale to the Third
Party Purchaser is consummated or if this Lease terminates or the Term expires, such right shall terminate and be null and void and of no further force and effect. In such event Tenant shall execute a quitclaim deed and such other documents as Landlord shall reasonably request evidencing the termination of its right of first refusal.

               (f) If Tenant does not exercise its right of first refusal to purchase the Leased Premises and the Leased Premises are transferred to a Third Party Purchaser, Tenant will attorn to any Third Party Purchaser as Landlord so long as such Third Party
Purchaser and Landlord notify Tenant in writing and furnish appropriate evidence of such transfer.

               (g) The provisions of this Paragraph 35 shall not apply to or prohibit (i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord's interest in the Leased
Premises, (ii) any sale of the Leased Premises pursuant to a private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord's interest in the Leased Premises is now or hereafter subject, (iii) any transfer of Landlord's interest in the Leased Premises to a Lender, beneficiary under deed of trust or other holder of a security interest therein by deed in lieu of foreclosure, (iv) any transfer of the Leased Premises to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of the Leased Premises to any affiliate of Landlord or to any entity for whom W.P. Carey & Co., Inc., W.P. Carey Incorporated or any of their affiliates provides management services or investment advice, (vi) any Person to whom Landlord sells all or substantially all of its assets, or
(vii) any transfer of the Leased Premises to any of the successors or assigns of any of the Persons referred to in the foregoing clauses (i) through (vi).

          36.       Right of First Refusal to Purchase Excess Land.

               (a) Except as otherwise provided in clause (e) of this Paragraph 36, and provided an Event of Default does not then exist, if Landlord shall enter into a contract for the sale of the Excess Land (the "Excess Land Sale Contract") (as opposed to a Sale Contract for the Leased Premises which shall be governed by the terms of Paragraph 35) with a Third Party Purchaser, which Excess Land Sale Contract shall be conditioned upon Tenant's failure to exercise its right under this Paragraph 36, and Landlord shall give written notice to Tenant of the Excess Land
Sale Contract, together with a copy of the executed Excess Land
Sale Contract and the name and business address of the Third
Party Purchaser.

               (b) For a period of fifteen (15) days following receipt of such notice, Tenant shall have the right and option, exercisable by written notice to Landlord given within said fifteen (15) day period, to elect to purchase the Excess Land at the purchase price and upon all the terms and conditions set forth in such Excess Land Sale Contract except that no contingencies contained in such Excess Land Sale Contract as to environmental assessments, engineering studies, inspection of the Excess Land, state of the title to or encumbrances on the Excess Land, or any other condition or contingency to the Third Party Purchaser's obligation to purchase the Excess Land which pertains to the condition of the Excess Land, shall apply to Tenant's obligation to purchase the Excess Land under this Paragraph 36, and Tenant shall be obligated to purchase the Excess Land without any such condition or contingency.

               (c) If at the expiration of the aforesaid fifteen (15) day period Tenant shall have failed to exercise the aforesaid option, Landlord may sell the Excess Land to such Third Party Purchaser upon the terms set forth in such contract. For the purposes of this Paragraph 36, any Excess Land Sale Contract with a Third
Party Purchaser shall be acceptable to Landlord if the terms of such Excess Land Sale Contract provides (i) for a purchase price for an amount equal to or greater than Fair Market Value of the Excess Land (which shall be determined by Landlord and Third
Party Purchaser in accordance with the procedure described in Paragraph 29 of this Lease), (ii) that the Third Party Purchaser pays all costs in connection with such purchase, (iii) that such purchase price is payable in cash at the closing of the sale of the Excess Land and (iv) the closing date for such purchase will occur on any date acceptable to Landlord and Tenant.

               (d) Tenant acknowledges that any Excess Land Sale Contract shall require that the Third Party Purchaser, at its sole cost and expense, cause the Parcel A Premises to be subdivided in compliance with all applicable subdivision laws, Legal
Requirements and Easement Agreements so that the Excess Land and the remainder of the Parcel A Premises (the "Retained Premises") are separate tracts and after such sale both the Excess Land and the Retained Premises shall comply with all applicable Laws, Legal Requirements and Easement Agreements and Landlord and Third
Party Purchaser shall have executed a restrictive covenant and easement agreement in form and substance satisfactory to Landlord and Third Party Purchaser in recordable form which shall govern the development of the Excess Land in order to ensure that any such development shall not reduce the value of or create an undue burden on the Retained Premises and the Parcel B Premises and that the design of any Improvements shall be compatible with the design of the Improvements and which shall provide for the benefit of the Excess Land customary utility easements and access easements and (v) all Costs of Landlord, Lender and Third Party Purchaser in connection with the sale of the Excess Land and in complying with the above conditions, including reasonable attorneys' fees, shall be borne solely by Third Party Purchaser.
The Excess Land Sale Contract shall also provide that concurrently with the transfer of the Excess Land, Landlord shall agree to grant to Third Party Purchaser customary utility easements along the property lines of the Retained Premises in locations approved by Landlord, and Landlord shall grant to Tenant an access easement in a location selected by Landlord in its sole discretion and subject to such terms and conditions as Landlord in its sole discretion shall determine. If Landlord conveys the Excess Land to Tenant or to any Third Party
Purchaser, then this Lease shall terminate with respect to the Excess Land, but shall remain in full force and effect with respect to the Retained Premises, provided, however, that Tenant agrees that in no event will the release of the Excess Land from this Lease amend, reduce or modify any of the obligations and liabilities of Tenant hereunder, including the obligation to pay
Basic Rent in the amount set forth in Exhibit "D" hereto. Tenant shall execute such documents confirming such termination as Landlord shall reasonably request.

               (e) Notwithstanding anything to the contrary, if this Lease terminates or the Term expires or the Leased Premises is sold in its entirety to a Third Party Purchaser, the right of first refusal granted in this Paragraph 36, shall terminate and be null and void and of no further force and effect. In such event
Tenant shall execute a quitclaim deed and such other documents as Landlord shall reasonably request evidencing the termination of its right of first refusal to purchase the Excess Land.

               (f) The provisions of this Paragraph 36 shall not apply to or prohibit (i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord's interest in the Excess Land,
(ii) any sale of the Excess Land pursuant to a private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord's interest in the Excess Land is now or hereafter subject, (iii) any transfer of Landlord's interest in the Excess Land to a Lender, beneficiary under deed of trust or other holder of a security interest therein or the designees by deed in lieu of foreclosure, (iv) any transfer of the Excess Land to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of the Excess Land to any affiliate of Landlord or to any entity for whom W.P. Carey & Co., Inc., W.P. Carey
Incorporated or any of their affiliates provides management services or investment advice, (vi) any Person to whom Landlord sells all or substantially all of its assets, (vii) any transfer of the Excess Land to any of the successors or assigns of any of the Persons referred to in the foregoing clauses (i) through (iv) or (viii) any sale of the Leased Premises in its entirety.

               (g) Tenant expressly acknowledges and agrees that the right of first refusal to purchase and any sale of the Leased Premises is independent of the right of first refusal to purchase the Excess Land, and, notwithstanding anything to the contrary, Tenant shall have no right to exercise its right of first refusal to purchase the Excess Land independent of the Leased Premises if Landlord shall enter into a Sale Contract to sell the entire
Leased Premises and in such event the right of first refusal granted in this Paragraph 36 shall be null and void and Tenant shall execute a quitclaim deed and such other documents as Landlord shall reasonably request evidencing the termination of its right of first refusal to purchase the Excess Land.

          37.       Security Deposit.

               (a) Concurrently with the execution of this Lease, Tenant shall deliver to Landlord cash security in the amount of Five Hundred Thousand and no/100 Dollars ($500,000) (the "Security Deposit"). The Security Deposit shall be held in an interest bearing account and, so long as no Event of Default exists, all interest thereon shall be disbursed to Tenant on the first business day of each Lease Year, commencing with the second Lease
Year. The Security Deposit (and interest thereon) shall be security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein, and upon the occurrence of any Event of Default Landlord shall have the right to apply the Security Deposit as provided in Paragraph 23(c). So long as no Event of Default then exists, the Security Deposit shall be applied to the final quarterly installment of Basic
Rent, and, upon the stated expiration of the Term or upon any earlier termination under Paragraph 18 and, in either such case, an Event of Default does not then exist, the balance, if any, of the Security Deposit and interest thereon then held by Landlord shall be promptly delivered to Tenant.

               (b)       Landlord shall have the right to assign
to Lender or any other holder of a Mortgage the Security Deposit during the term of the applicable Loan, and the Lender or such other holder of a Mortgage shall have all of the rights of, and shall be subject to the terms of, this Paragraph 37. Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be reasonably requested by Landlord and Lender from time to time to acknowledge the assignment of the Security Deposit.

          38.       Miscellaneous.

               (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

               (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust";
(iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (ix) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein".

               (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Except as otherwise specifically provided herein, Landlord shall have the right, at its sole option, to withhold or delay its consent whenever such consent is required under this Lease for any reason or no reason. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

               (d)       Landlord shall in no event be construed
for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

               (e)       This Lease and any documents which may
be executed by Landlord and/or Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

               (f)       This Lease may be modified, amended,
discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

               (g) The covenants of this Lease shall run with the land and bind and inure to the benefit of Tenant, its successors and assigns and shall bind all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall bind and inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

               (h) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

               (i) This Lease shall be governed by and construed and enforced in accordance with the Laws of the State.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                 LANDLORD:

                                 INK (AL) QRS 12-21, INC., an
                                 Alabama corporation



                                 By: /s/ W. Sean Sovak

                                 Title: Second Vice President



ATTEST:                          TENANT:

                                 QMS, INC.,
                                 a Delaware corporation


By: /s/ R A Wiggins              By: /s/ Gerald G. Roenker

Title: Secretary                 Title: Executive Vice President


[Corporate Seal]




                            PREMISES


PARCEL A: From the Southwest corner of Section 6, Township 4 South, Range 2 West, Mobile County, Alabama, said point also being the Northwest corner of Section 7, Township 4 South,
Range 2 West, run North 89 degrees 45 minutes East 30 feet to the East line of Schillinger Road for the point of beginning of the property herein described; thence North 00 degrees 10 minutes
46 seconds West along the East line of Schillinger Road
829.9 feet to a point; thence North 89 degrees 42 minutes
31 seconds East, 1372.67 feet, more or less, to the East line of the West Half of the Southwest Quarter of Section 6; thence South 00 degrees 26 minutes 43 seconds West along said East line and along a common boundary established by an instrument recorded in Real Property Book 2943, Page 967 Probate Court records, Mobile County, Alabama, a distance of 830.96 feet to the South line of
Section 6, said point also being on the North line of Section 7; thence North 89 degrees 45 minutes East along said North line
697.07 feet to a point; thence South 00 degrees 17 minutes
10 seconds East, 662.78 feet to a point; thence South 89 degrees 42 minutes 55 seconds West, 697.78 feet to a point; thence South 00 degrees 14 minutes 05 seconds East, 607.67 feet to a point on the North right-of-way line of Howells Ferry Road; thence North 71 degrees 39 minutes 50 seconds West along said North right-of-way line, 1217.03 feet to a point; thence North
00 degrees 17 minutes 19 seconds West 250 feet to a point; thence North 82 degrees 32 minutes 35 seconds West, 190.75 feet to a point on the East right-of-way line of Schillinger Road; thence North 00 degrees 17 minutes 19 seconds West along said East right-of-way line 187.33 feet to a point; thence North 89 degrees 42 minutes 41 seconds East, 240 feet to a point; thence North
00 degrees 17 minutes 19 seconds West 160 feet to a point; thence South 89 degrees 42 minutes 41 seconds West 240 feet to a point on the East right-of-way line of Schillinger Road; thence North 00 degrees 17 minutes 19 seconds West along said East right-of-way line 218.00 feet; thence continue along said right-of-way line as follows: South 89 degrees 42 minutes
41 seconds West 10.0 feet; thence North 00 degrees 17 minutes
19 seconds West, 42.07 feet to a point on the North line of
Section 7; thence South 89 degrees 45 minutes West along said North line 10 feet to the point of beginning.


PARCEL B: Commencing at the Northwest corner of Section 7, Township 4 South, Range 2 West, Mobile County, Alabama, run North 89 degrees 45 minutes East along the North line of said
Section 7, a distance of 2090.68 feet to a point; thence run South 00 degrees 09 minutes 21 seconds East 662.78 feet to the point of beginning of the property herein described; thence continuing South 00 degrees 09 minutes 21 seconds East run
545.71 feet to a point; thence run North 89 degrees 35 minutes
55 seconds West 80 feet to a point; thence run South 00 degrees 09 minutes 21 seconds East 120.0 feet to a point; thence run North 89 degrees 35 minutes 55 seconds West 305.63 feet to a point; thence run South 00 degrees 27 minutes 10 seconds East
50.92 feet to a point on the North right-of-way line of Howells Ferry Road; thence along said North right-of-way line of Howells Ferry Road run North 71 degrees 39 minutes 50 seconds West
326.78 feet to a point; thence run North 00 degrees 14 minutes
05 seconds West 607.67 feet to a point; thence run North
89 degrees 42 minutes 55 seconds East along the South boundary of property described in Real Property Book 2297, Page 0442, Probate Court records, Mobile County, Alabama, a distance of 696.17 feet to the point of beginning.


EXCESS LAND: From the Southwest corner of Section 6, Township 4
South, Range 2 West, Mobile County, Alabama, said point also being the Northeast corner of Section 7, Township 4 South, Range
2 West, run North 89 degrees 45 minutes East, 30.0 feet to the East line of Schillinger Road for the point of beginning of the property herein described; thence North 00 degrees 10 minutes 46 seconds West along the East line of Schillinger Road 42.0 feet, more or less, to a point that is 10.0 feet from, when measured perpendicular, to the South edge of an existing asphalt drive as shown on Plat of Survey by Rowe
Surveying and Engineering Company, Inc., dated December 17, 1996;
thence Eastwardly and Southwardly along a line that is 10.0 feet from and parallel to said drive to a point that is 10.0 feet from, when measured perpendicular, to the West edge of an existing asphalt drive that runs Southwardly to Howells Ferry
Road (said point bears South 75 degrees 41 minutes 30 seconds East,
1300.0 feet from the point of Beginning); thence Southwardly along a line that is 10.0 feet Westwardly from and parallel to said West edge to a point on the North right-of-way line of Howells Ferry Road;
thence North 71 degrees 39 minutes 50 seconds West along said North right-of-way line, 888.0 feet, more or less, to the Southeast corner of property shown as BP Oil Company property on aforesaid survey; thence
North 00 degrees 17 minutes 19 seconds West, 250.0 feet to a point; thence North 82 degrees 32 minutes 35 seconds West, 190.75 feet to a point on the East right-of-way line of Schillinger Road; thence North 00 degrees
17 minutes 19 seconds West along said East right-of-way line, 187.33 feet to a point; thence North 89 degrees 42 minutes 41 seconds East, 240.0 feet to a point; thence North 00 degrees 17 minutes 19 seconds West, 160.0 feet to a point; thence South 89 degrees 42 minutes 41 seconds West 240.0 feet to a point on the East right-of-way line of Schillinger Road, then North
00 degrees 17 minutes 19 seconds West along said East right-of-way line,
218.00 feet; thence continue along said right-of-way as follows:  South
89 degrees 42 minutes 41 seconds West, 10.0 feet; North 00 degrees 17 minutes 19 seconds West, 42.07 feet to a point on the North line of
Section 7; thence South 89 degrees 45 minutes West along said North line
10.0 feet to the point of beginning.



                     MACHINERY AND EQUIPMENT


All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation, as buildings, of the buildings which constitute part of the Leased Premises.



                     PERMITTED ENCUMBRANCES


1. Taxes for the year 1997, which are a lien but not yet due and payable and all subsequent years.

2.   Right of way conveyed Alabama Power Company by Jacob
     Kamphius and wife, by instrument dated April 21, 1941 and recorded in Deed Book 314, page 99. (Affects Parcel A only).

3. Right of ways granted United Gas and Pipe Line Company over and across the property described in Schedule A by instrument dated September 19, 1941 and recorded in Deed Book 314, page 524 and December 18, 1958 and recorded in Real Property Book 35, page
     98.  (Affects Parcel A only).

4. Easement grated Alabama Power Company by Jacob Kamphius by instrument dated June 2, 1954 and recorded in Deed Book 609, page 293. (Affects Parcel A only).

5. Avigation easement established by the City of Mobile under ordinance entitled "Mobile Municipal Airport Zoning Ordinance" dated September 25, 1955 and all amendments thereto. (Parcels A & B).

6.   Sanitary sewer easement granted Board of Water and Sewer
     Commissioners by Jake Kamphius dated April 11, 1983 and recorded in Real Property Book 2469, page 193. (Affects Parcel A only).

7.   Pipeline easement granted Water Works Board of the City of
     Mobile by Jacob Kamphius dated December 30, 1950 and recorded in Deed Book 558, page 121. (Affects Parcel A only).

8. Easement granted Alabama Power Company by Jacob Kamphius and wife, by instrument dated November 26, 1938 and recorded in Deed Book 280, page 651. (Affects Parcel A only).

9. Easement granted Alabama Power Company by Jacob Kamphius by instrument dated May 14, 1947 and recorded in Deed Book 432, page 571. (Affects Parcel A only).

10. Reservation of one-half of all oil, gas and other minerals and all rights in connection therewith, as contained in deed from A.P. Ogburn, Jr., et al, to John L. Godwin, et al, dated
     September 25, 1977 and recorded in Real Property Book 1751, page 810. (Affects Parcel A only).

11. Reservation of one-half oil, gas and other minerals and all rights in connection therewith, as contained in deed from Skyline Executive Venture to The American National Bank & Trust Company of Mobile, dated December 30, 1975 and recorded in Real Property Book 1540, page 247. (Affects Parcel A only).

12. Conveyance of 37.50 percent of one-half interest in all oil, gas and other minerals and all rights in connection therewith, by Skyline Executive Venture to C.B. Root by instrument dated
     July 13, 1981 and recorded in Real Property Book 2259, page 278. (Affects Parcel A only).

13. Conveyance of 43.75 percent of one-half interest in all oil, gas and other minerals and all rights in connection therewith, by Skyline Executive Venture to Thomas Root as Trustee to Perch Creek Trust by instrument dated July 13, 1981 and recorded in Real Property Book 2259, page 276. (Affects Parcel A).

14.  Permit granted Alabama Power Company by Quality Micro
     Systems, Inc., and The Industrial Development Board of the County of Mobile dated October, 1983 and recorded in Real Property
     Book 2451, page 434.  (Affects Parcel A only).

15.  Sanitary sewer easement granted Board of Water and Sewer
     Commissioners dated April 8, 1983 and recorded in Real Property Book 2469, page 191. (Affects Parcel A only).

16. Easement granted Alabama Power Company by Hazel D. Driver by instrument dated April 21, 1937 and recorded in Deed Book 269, page 2. (Affects Parcel B only).

17. Easement granted Alabama Power Company by George Kuhla by instrument dated April 12, 1983 and recorded in Deed Book 268, page 628. (Affects Parcel B only).

18. Easement granted Alabama Power Company by James Moore by instrument dated October 30, 1944 and recorded in Deed Book 365, page 665. (Affects Parcel B only).

19. Easement granted Alabama Power Company by E.L. Stewart by instrument dated October 19, 1966 and recorded in Real Property Book 753, page 58. (Affects Parcel B only).

20. Reservation of one-half oil, gas and other minerals, and all rights in connection therewith, as contained in deed from Edward
     L. Stewart to Midtown II, Inc., dated December 27, 1984 and recorded in Real Property Book 2704, page 796. (Affects Parcel A only).

21.  Reservation of minerals in deed from J.L. Godwin to Quality
     Micro Systems, Inc., by instrument dated October 12, 1983 and recorded in Real Property Book 2530, page 996. (Affects Parcel A only).

22. Easement granted Alabama Power Company by J. Jacob Kamphius and wife, by instrument dated March 12, 1937 and recorded in Deed Book 268, page 619. (Affects Parcel A only)

23.  Easement granted Mobile County by QMS, Inc., dated September
     11, 1996 and recorded in Real Property Book 4401, page 1791.
     (Affects Parcels A & B).





                       BASIC RENT PAYMENTS

          1. Basic Rent. Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the Term shall be $1,689,375 per annum, payable quarterly in advance on each Basic Rent Payment Date, in equal installments of $422,343.75 each.

          2. Adjustments to Basic Rent. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("Index") or the successor index that most closely approximates the Index. If the Index shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the Basic Rent as adjusted by the Index adjustment be less than the Basic Rent in effect for the three (3) year period immediately preceding such adjustment.

          3. Effective Dates of Adjustments. Basic Rent shall not be adjusted to reflect changes in the Index until the third
(3rd) anniversary of the Basic Rent Payment Date on which the first full quarterly installment of Basic Rent shall be due and payable (the "First Full Basic Rent Payment Date"). As of the third (3rd) anniversary of the First Full Basic Rent Payment Date and thereafter on the sixth (6th), ninth (9th), twelfth (12th) and, if the initial Term is extended, on the fifteenth (15th), eighteenth (18th), twenty-first (21st), twenty-fourth (24th), twenty-seventh (27th), thirtieth (30th), thirty-third (33rd), thirty-sixth (36th), thirty-ninth (39th) and forty-second (42nd) anniversaries of the First Full Basic Rent Payment Date, Basic Rent shall be adjusted to reflect increases in the Index during the most recent three (3) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

          4.   Method of Adjustment.

               (a) As of each Basic Rent Adjustment Date when the average Index determined in clause (i) below exceeds the Beginning Index (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average Index for the three (3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the Index has been published on or before the forty-fifth
(45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning Index, and the denominator of which shall be the Beginning Index. The product of such multiplication shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. As used herein, "Beginning Index" shall mean the average Index for the three (3) calendar months corresponding to the Prior Months, but occurring three (3) years earlier. If the average Index determined in clause (i) is the same or less than the Beginning Index, the Basic Rent will remain the same for the ensuing three (3) year period.

               (b)  Effective as of a given Basic Rent Adjustment
Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent
Adjustment Date.

               (c) Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the Basic Rent Adjustment Date in question.




               PERCENTAGE ALLOCATION OF BASIC RENT

     Parcel A Premises                  73.9%

     Parcel B Premises                  26.1%

                                        100%

























If either Related Premises ceases to be subject to this Lease, the percentage shown on this Exhibit E for the Related Premises which remains subject to this Lease shall be 100%.




                        ACQUISITION COST


     Parcel A Premises                  $10,253,141

     Parcel B Premises                  $ 3,621,204

                                        $13,874,345



                            COVENANTS


          1.   Corporate Existence; Control; Mergers, Etc.

               (a) Tenant shall, and shall cause each of its Subsidiaries to, maintain its corporate existence, rights and franchises in full force and effect. Tenant shall not reincorporate in another jurisdiction without prior notice to Landlord. Tenant shall, and shall cause each of its Subsidiaries to, qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have an adverse effect on the business, operations or financial condition of the enterprise comprised of the Tenant and its Subsidiaries taken as a whole.

               (b) The Tenant shall not consolidate or merge with any other corporation or, in a single transaction or series of related transactions, sell or convey, transfer, abandon or lease all or substantially all of its assets to any Person or make any substantial change in the nature of its business.

          2. Restricted Payments. Tenant will not, directly or indirectly make, or cause or permit any Subsidiary of the Tenant to make, any Restricted Payment, unless at the time thereof, and after giving effect thereto:

                         (i) no Event of Default shall have
               occurred and be continuing; and

                        (ii) such Restricted Payment, together
               with all other Restricted Payments made from the commencement date of the Term to the date of such Restricted Payment does not exceed the sum of Two Million Dollars ($2,000,000) and 50% of the Tenant's Consolidated Net Income on a cumulative basis beginning with and including the fiscal year in which the Term commenced to and including the month immediately preceding the date of such Restricted Payment.

          3. Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio of Tenant for the twelve (12) month period ending on the last day of each fiscal quarter of Tenant that occurs during the Term shall not be less than 1.50 to 1.

          4. Net Worth. The Consolidated Net Worth of Tenant shall not at any time be less than $29,000,000, increased by 50% of cumulative Consolidated Net Income beginning with fiscal quarter of Tenant that ends December, 1996 and for each fiscal quarter thereafter during the Term.

          5. Current Ratio. The Current Ratio of Tenant shall not on the last day of each fiscal quarter of Tenant that occurs during the Term be less than 1.2 to 1.0.

          6.   Debt to Equity Ratio.  The Debt to Equity Ratio of
Tenant shall not on the last day of each fiscal quarter of Tenant that occurs during the Term be greater than .5 to 1.0.

          7. Fiscal Year. Tenant shall not change its fiscal year without the prior written consent of Landlord, which will not be unreasonably withheld.

          8. Definitions. For the purpose of this Exhibit "E" the following terms shall have the following meanings:

               "Affiliate" shall mean, with respect to a corporation, (i) any officer or director thereof and any person, trust, corporation, partnership, venture or other entity who or which is, directly or indirectly, the beneficial owner of more than 10% of any class of shares or other equity security of such corporation, or (ii) any person, trust, corporation, partnership, venture or other entity which, directly or indirectly controls or is controlled by or under common control with such corporation, or (iii) any general partner, general partner of a general partner, partnership with a common general partner, or co-venturer of or with any person or entity described in (i) or
(ii) above, or (iv) if any general partner or co-venturer is a corporation, any person, trust, corporation, partnership, venture or other entity which is an Affiliate as defined above of such corporation, or (v) if any of the foregoing is a natural person, his or her parents, spouse, children, siblings and their children, and spouse's parents, children, siblings and their children.

               "Capital Expenditures" of any Person shall mean, for any period, all expenditures (whether paid in cash or accrued as liabilities during such period) of such Person during such period which would be classified as capital expenditures in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which are capitalized).

               "Closing Date" shall mean February 19, 1997.

               "Consolidated Fixed Charges" for any period, with respect to Tenant and its consolidated Subsidiaries, shall mean the sum of the total interest expense for such period, capitalized lease payments and Tenant's Mobile, Alabama facility rent payments for such period, determined on a consolidated basis in accordance with GAAP.

               "Consolidated Fixed Charge Coverage Ratio" of the
Tenant at the end of any period shall mean the ratio of
(a) Consolidated Operating Cash Flow of the Tenant for such period to (b) Consolidated Fixed Charges for such period.

               "Consolidated Net Income" shall mean, for any period, the aggregate net income (or loss) of Tenant and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP.

               "Consolidated Net Worth" shall mean, at any date, the net worth of Tenant and its Subsidiaries on a consolidated basis, determined in accordance with GAAP.

               "Consolidated Operating Cash Flow" shall mean the cash flow from continuing operations, exclusive of extraordinary items, if any, before taxes, interest expense, amortization expense and depreciation, less the amount of Capital Expenditures for the period for which Consolidated Operating Cash Flow is being determined.

               "Controls", "controlled by" and "under common control with" each refers to the effective power, directly or indirectly, to direct or cause the direction of the management and policies of the person, trust, corporation, partnership, venture or other entity in question, whether by contract or otherwise.

               "Current Assets" shall mean, at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Tenant at such date.

               "Current Liabilities" shall mean, at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Tenant at such date.

               "Current Ratio" of the Tenant at the end of any period shall mean the ratio of Current Assets to Current
Liabilities.

               "Debt to Equity Ratio" of Tenant at the end of any period shall mean the ratio of Limited Debt of Tenant and its consolidated Subsidiaries to Shareholder's Equity.

               "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

               "Indebtedness" of any Person shall mean, as of any date, all obligations which would in accordance with GAAP be classified as debt, and shall include (a) all obligations of such Person for borrowed money, (b) all obligations of such person in respect of letters of credit, surety bonds or similar obligations issued for the account of such Person, (c) all obligations of such Person as lessee, user or obligor under any lease of real or personal property which, in accordance with GAAP, are or should be capitalized on the books of the lessee, user or obligor (excluding, in the case of Tenant, any lease classified in accordance with GAAP as an operating lease but including any so called "synthetic lease"), and (d) all obligations of others similar in character to those described in clauses (a) and (b) of this definition to the extent such Person is liable, contingently or otherwise, as obligor, guarantor or in any other capacity, or in respect of which obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss and, in the case of Tenant, all Indebtedness which is non-recourse to the credit of Tenant but which is secured by the assets or property of Tenant (but excluding any such non-recourse Indebtedness of Subsidiaries of Tenant in which Tenant has no liability). Any Indebtedness which is extended or renewed (other than by an option created with the original creation of such Indebtedness) will be deemed to have been created when extended or renewed.

               "Limited Debt" of any Person shall mean, as of any date, (a) all obligations which by their terms bear interest whether payable on a current basis or accrued, (b) all obligations of such Person as lessee, user or obligor under any lease of real or personal property which, in accordance with GAAP, are or should be capitalized on the books of the lessee, user or obligor (excluding, in the case of Tenant, this Lease and any other lease classified in accordance with GAAP as an operating lease, but including any so called "synthetic lease") and (c) all obligations of others similar in character to those described in clauses (a) and (b) of this definition to the extent such Person is liable, contingently or otherwise, as obligor, guarantor or in any other capacity, or in respect of which similar obligations such Person assures a creditor against loss or agrees to take any action to prevent any such loss. Any Limited Debt which is extended or renewed (other than by an option created with the original creation of such Limited Debt) will be deemed to have been created when extended or renewed.


               "Person" shall mean an individual, partnership, association, corporation or other entity.

               "Restricted Payment" shall mean and include
(a) any direct or indirect purchase, redemption or other acquisition or retirement for value of any equity security of Tenant or any option, warrant or right to acquire any such equity security, or any security convertible into or exchangeable for any such equity security, (b) any dividend, distribution, loan advance, extension of credit or other payment or transfer, whether in cash or property and whether direct or indirect, to or for the benefit any Person holding an equity interest in the Tenant, whether or not such interest is evidenced by a security, or any Affiliate of any such Person, and (c) any direct or indirect purchase, redemption, prepayment or other acquisition or retirement for value, prior to its stated maturity, scheduled repayment or scheduled sinking fund payment of any Indebtedness of the Tenant or any Subsidiary held by any Person described in clause (b) above.

               "Shareholder's Equity" shall mean, at any date, the amount which, in conformity with GAAP, would be set forth opposite the caption "total shareholder's equity" (or any like caption) on a consolidated balance sheet of Tenant at such date.

               "Subsidiary" of any Person means a corporation a majority of the Voting Stock of which is at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries by such Person.

               "Voting Stock" means shares of stock of a corporation having ordinary voting power to elect the board of directors or other managers of such corporation.




                       TERMINATION VALUES


     Lease Year                    Termination Amount

       1                              $15,800,000
       2                              $15,761,084
       3                              $13,815,271
       4                              $13,815,271
       5                              $12,453,202
       6                              $12,453,202
       7                              $12,453,202
       8                              $12,453,202
       9                              $10,974,384
       10                             $10,974,384
       11                             $10,974,384
       12                             $10,974,384
       13                             $10,740,887
       14                             $10,740,887
       15                             $10,740,887

















If a Termination Event occurs with respect to the Parcel A
Premises, the Termination Amount shall be 73.9% of the applicable
Termination Amount specified above, and if a Termination Event occurs with respect to the Parcel B Premises, the Termination
Amount shall be 26.1% of the applicable Termination Amount specified above.


                                                        EXHIBIT 2

                        ESCROW AGREEMENT

         THIS ESCROW AGREEMENT (this "Escrow Agreement"), dated as of this 18th day of February, 1997, between QMS, INC., a Delaware corporation with an address at One Magnum Pass, Mobile, Alabama 36618 ("QMS"), and INK (AL) QRS 12-21, INC., an Alabama corporation with an address c/o W. P. Carey & Co., Inc., 50 Rockefeller Plaza, New York, New York 10020 ("QRS:12-21").

                           WITNESSETH:

         WHEREAS, QMS has agreed to sell and QRS:12-21 has agreed to buy certain real estate located in Mobile County, Alabama, as more particularly described on Exhibit A hereto together with the improvements constructed thereon (said real estate and improvements, collectively, the "Property"), pursuant to a Warranty Deed of even date herewith from QMS to QRS:12-21; and

         WHEREAS, in order to secure certain agreements of QMS with respect to the environmental condition of the Property as described on Exhibit B attached hereto (the "Obligations"), QMS has agreed to deposit with QRS:12-21 an amount equal to One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) (the "Escrowed Funds").

         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants set forth herein, the parties hereby agree as follows:

         1. Deposit of Escrowed Funds. Concurrently herewith,
QMS has deposited the Escrowed Funds with QRS:12-21 to be held by QRS:12-21 in an interest bearing account (the "Escrow Account") for the benefit of QMS.

          2. Agreement to Hold Escrowed Funds. QRS:12-21 agrees to hold and disburse the Escrowed Funds strictly in accordance with the terms of this Agreement.

          3. Disbursement of Escrowed Funds. At any time prior to December 31, 1997, QRS:12-21 shall deliver the Escrowed Funds to QMS upon receipt by QRS:12-21 of a written request from QMS for delivery of such funds together with a statement setting forth the Costs (as hereinafter defined) in connection with the Obligations. As used in this Escrow Agreement, "Costs" shall mean all reasonable costs and expenses incurred by QMS in connection with the Obligations. QMS shall deliver to QRS:12-21 a certificate in the form attached as Exhibit C, which shall request QRS:12-21 to disburse the amount shown on such certificate to QMS from time to time (but not more often than once in any calendar month). Upon receipt by QRS:12-21 from QMS of both a written request for payment and evidence satisfactory to QRS:12-21 that the amount requested has been paid by QMS, QRS:12-21 shall disburse to QMS the amount requested in accordance with instructions provided by QMS to QRS:12-21; provided, that all completed Obligations must be satisfactory to and approved by QRS:12-21 and QMS before any disbursement of Escrowed Funds shall be made. Provided, however, that if QMS shall not have completed the Obligations by December 31, 1997, QRS:12-21 shall have the right, as agent for QMS, to complete the Obligations and shall be entitled to use the Escrowed Funds for the payment of costs and expenses associated therewith.

         4. Remaining Escrowed Funds. If any portion of the Escrowed Funds remains in the Escrow Account after all of the Costs of the Obligations have been paid, then on the earlier of thirty (30) days following the payment of all Costs or January 1, 1998, QRS:12-21 shall promptly disburse the remainder of the Escrowed Funds to QMS in accordance with written instructions received by QRS:12-21 from QMS. Upon the satisfactory completion of all of the Obligations, any portion of the Escrowed Funds remaining in the Escrow Account shall be disbursed by QRS:12-21 to QMS in accordance with written instructions received by QRS:12-21 from QMS.

         5. Provisions Relating to QRS:12-21.

          (a) QRS:12-21 shall not be liable for any error of judgment or for any act done or any step taken or omitted by it in good faith, or for anything which it may do or refrain from doing in connection herewith, except its own negligence or willful misconduct, and QRS:12-21 shall have no duties to anyone except those signing this Escrow Agreement.

          (b) If a dispute arises with regard to the performance of this Escrow Agreement, QRS:12-21 has the right, but not the obligation, to file an interpleader proceeding and deposit the Escrowed Funds into the registry of the court. The cost to QRS:12-21 of any such interpleader proceeding shall be borne by the losing party.

          6. Notices. Any notice, demand or request hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes on the third business day after it is mailed by registered or certified mail, return receipt requested or on the first business day after it is sent by a recognized overnight courier, to the parties at their respective addresses set forth above, or at such other address as any party may from time to time designate by notice to the others. A copy of any Certificate required to be provided hereunder for the purpose of disbursing Escrowed Funds may be sent via facsimile, to be followed by a hard copy via a recognized overnight courier.

          7. Binding Effect. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         8. Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

         9. Modification. This Escrow Agreement may not be amended, modified or supplemented except by a writing signed by all parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement the day and year first written above.

                                   INK (AL) QRS 12-21, INC.

                                   By: /s/ W. Sean Sovak
                                   Its: Second Vice President

                                   QMS, INC.

                                   By: /s/ Gerald G. Roenker
                                   Its: Executive Vice President


                                                        EXHIBIT A

PARCEL A: From the Southwest corner of Section 6, Township 4 South, Range 2 West, Mobile County, Alabama, said point also being the Northwest corner of Section 7, Township 4 South, Range
2 West, run North 89 degrees 45 minutes East 30 feet to the East line of Schillinger Road for the point of beginning of the property herein described; thence North 00 degrees 10 minutes 46 seconds West along the East line of Schillinger Road 829.9 feet to a point; thence North 89 degrees 42 minutes 31 seconds East, 1372.67 feet, more or less, to the East line of the West Half of the Southwest Quarter of Section 6; thence South 00 degrees 26 minutes 43 seconds West along said East line and along a common boundary established by an instrument recorded in Real Property Book 2943, Page 967 Probate Court records, Mobile County,
Alabama, a distance of 830.96 feet to the South line of Section
6, said point also being on the North line of Section 7; thence North 89 degrees 45 minutes East along said North line 697.07 feet to a point; thence South 00 degrees 17 minutes 10 seconds East, 662.78 feet to a point; thence South 89 degrees 42 minutes 55 seconds West, 697.78 feet to a point; thence South 00 degrees 14 minutes 05 seconds East, 607.67 feet to a point on the North right-of-way line of Howells Ferry Road; thence North 71 degrees 39 minutes 50 seconds West along said North right-of-way line, 1217.03 feet to a point; thence North 00 degrees 17 minutes 19 seconds West 250 feet to a point; thence North 82 degrees 32 minutes 35 seconds West, 190.75 feet to a point on the East right-of-way line of Schillinger Road; thence North 00 degrees 17 minutes 19 seconds West along said East right-of-way line 187.33 feet to a point; thence North 89 degrees 42 minutes 41 seconds East, 240 feet to a point; thence North 00 degrees 17 minutes 19 seconds West 160 feet to a point; thence South 89 degrees 42 minutes 41 seconds West 240 feet to a point on the East right-of-way line of Schillinger Road; thence North 00 degrees 17 minutes 19 seconds West along said East right-of-way line 218.00 feet; thence continue along said right-of-way line as follows: South 89 degrees 42 minutes 41 seconds West 10.0 feet; thence North 00 degrees 17 minutes 19 seconds West, 42.07 feet to a point on the North line of Section 7; thence South 89 degrees 45 minutes West along said North line 10 feet to the point of beginning.

PARCEL B: Commencing at the Northwest corner of Section 7, Township 4 South, Range 2 West, Mobile County, Alabama, run North 89 degrees 45 minutes East along the North line of said Section 7, a distance of 2090.68 feet to a point; thence run South 00 degrees 09 minutes 21 seconds East 662.78 feet to the point of beginning of the property herein described; thence continuing South 00 degrees 09 minutes 21 seconds East run 545.71 feet to a point; thence run North 89 degrees 35 minutes 55 seconds West 80 feet to a point; thence run South 00 degrees 09 minutes 21 seconds East 120.0 feet to a point; thence run North 89 degrees 35 minutes 55 seconds West 305.63 feet to a point; thence run South 00 degrees 27 minutes 10 seconds East 50.92 feet to a point on the North right-of-way line of Howells Ferry Road; thence along said North right-of-way line of Howells Ferry Road run North 71 degrees 39 minutes 50 seconds West 326.78 feet to a point; thence run North 00 degrees 14 minutes 05 seconds West
607.67 feet to a point; thence run North 89 degrees 42 minutes 55 seconds East along the South boundary of property described in Real Property Book 2297, Page 0442, Probate Court records, Mobile County, Alabama, a distance of 696.17 feet to the point of beginning.

                            Exhibit B

                        Former Drum Area

1. Decommission monitor wells.
2. Soil excavation, disposal and backfill.
3. Coordination/oversight, inspection/testing and report.
4. If hazardous waste disposal is required, transportation and disposal.

                        UST Pipeline Area

1. Decommission monitor wells.

                            Exhibit C

                           CERTIFICATE

         QMS, Inc., a Delaware corporation ("QMS"), hereby requests INK (AL) QRS 12-21, Inc., an Alabama corporation ("QRS:12-21"), pursuant to that certain Escrow Agreement (the "Escrow Agreement"), dated as of February 18, 1997, to disburse the amount of $ ___________ from the Escrowed Funds (as defined in the Escrow Agreement) to QMS as payment for the completion of certain of the Obligations (as defined in the Escrow Agreement), described as follows:

         ______________________________________________________
         ______________________________________________________
         ______________________________________________________
         ______________________________________________________

         QMS certifies that the Obligations for which payment of the above stated amount has been requested by QMS has been completed to the satisfaction of both QRS:12-21 and QMS and that the conditions set forth in the Escrow Agreement for disbursement of the above stated amount of Escrowed Funds have been fully satisfied.

                                   QMS, INC.
                                   By:
                                   Its:


                                                        EXHIBIT 3

                 SUBORDINATION, NON-DISTURBANCE
                    AND ATTORNNENT AGREEMENT

 THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made and entered into as of the 18th day of February, 1997, by and among INK (AL) QRS 12-21, INC., an Alabama
corporation  (hereinafter  called  "Landlord"),  QMS,   INC.,   a
Delaware   corporation   (hereinafter   called   "Tenant"),   and
CREDITANSTALT-BANKVEREIN, an Austrian banking corporation acting through its Connecticut Branch (hereinafter called "Lender").

                      W I T N E S S E T H:

     WHEREAS, Lender is the owner and holder of that certain Real Estate Note of even date herewith (hereinafter called the "Note"), and made by Landlord to the order of Lender, secured, in part, by that certain Mortgage and Security Agreement dated of even date herewith, between Landlord and Lender, recorded or to be recorded in the Mobile County, Alabama records (hereinafter called the "Security Instrument"), constituting a first lien and encumbrance upon property described therein; and

     WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered into that certain Lease Agreement dated of even date herewith (the "Lease"), with respect to certain premises (hereinafter called the "Leased Premises") which constitute all or part of the real property conveyed by the Security Instrument, and which is more particularly described in Exhibit "A" attached hereto and by reference made a part hereof (the "Property"); and

     WHEREAS, Tenant wishes to obtain from Lender certain assurances that Tenant's rights under the Lease and Tenant's possession of the Leased Premises will not, subject to the terms and conditions of this Agreement, be affected or disturbed by Lender by reason of Lender's exercise of its rights under the Security Instrument or by reason of a foreclosure of the lien of the Security Instrument on the Property or a deed in lieu thereof; and

     WHEREAS, Lender is willing to provide such assurance to Tenant upon and subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do mutually covenant and agree as follows:

     1. Landlord and Tenant hereby subordinate the Lease and all right, title, and interest of Tenant thereunder to the Security Instrument and agree with Lender that the Lease shall at all times be subject and subordinate in all respects to the Security Instrument and to all renewals, modifications, and extensions thereof, subject to the terms and conditions of this Agreement.

     2. Tenant shall give prompt written notice to Lender of (i) all defaults by Landlord under the Lease, including without limitation those defaults, if any, which are of such a nature as to give Tenant a right to terminate the Lease, to reduce rent, or to credit or offset any amounts against future rents; (ii) the exercise of any expansion, purchase or termination rights pursuant to the terms of the Lease; and (iii) the encumbrance of the Lease by a leasehold mortgage. Landlord will provide Lender with all information provided to Landlord under the terms of the Lease, including but not limited to evidence of payment of taxes and insurance (for which payments Tenant is obligated under the Lease). Tenant will give Lender the same right to cure any defaults or take any action to which the Landlord may be entitled under the Lease, without the obligation to cure such defaults or take such action.

     3. So long as an "Event of Default" (as defined in the Lease) has not occurred under the Lease, Lender agrees for itself and its successors in interest that:

     a. Tenant shall not be disturbed by Lender in Tenant's possession, enjoyment, use, and occupancy of the Leased Premises or in the exercise of the other rights of Tenant under the Lease during the initial or any renewal term of the Lease or any extension or modification thereof, nor shall Lender make Tenant a party defendant in or otherwise join Tenant in any foreclosure proceeding concerning the Property for the purpose of terminating Tenant's interest and estate under the Lease; and

     b. Any sale or disposition of the Property pursuant to the exercise of any rights and remedies under the Security Instrument shall be subject to all the terms and conditions of, and the Tenant's right of possession under, the Lease, except as otherwise set forth in this Agreement.

     4. Tenant hereby acknowledges that Tenant shall not, without the prior written consent of Lender which consent shall not be unreasonably withheld (and Lender may consider those matters identified in Paragraph 21(a) of the Lease in making such determination as to subsection 4.b. hereinbelow):

     a. Make any Alterations (as defined in the Lease) pursuant to Paragraph 13 of the Lease other than Alterations required by Paragraphs 12 and 17 of the Lease or permitted under Paragraph 13 of the Lease; or

     b. make any assignment or enter into any sublease agreement pursuant to Paragraph 21 of the Lease, other than any assignment or sublease permitted therein, without the consent of Landlord.

          Lender acknowledges and agrees to comply with the  time
limitations  applicable to it in Paragraph  21(a)(ii)  respecting
response   to   Tenant's  requests  for  consents   to   proposed
assignments.

     5. Landlord and Tenant acknowledge and agree that neither Landlord nor Tenant will agree to any modification, amendment or supplement of the Lease or any provision thereof without the prior written consent of Lender. Without limiting the generality of the foregoing, except as expressly permitted under the terms of the Lease, Tenant and Landlord agree that neither of them will cause or enter into any agreement providing for any termination of the Lease before the end of the "Expiration Date," as such term is defined in the Lease, or withhold or reduce the rent or any installment of rent below the amounts stated therein without the prior written consent of Lender. Subject to the rights of Lender contained herein, nothing in this paragraph shall constitute a waiver by the Tenant of its rights against the Landlord under the Lease or limit the rights of the Tenant to maintain any action at law or equity against the Landlord provided that, except as otherwise expressly permitted under the Lease, such action does not reduce the term thereof or the rental obligations referred to therein.

     6. Tenant hereby acknowledges that Landlord and Lender have entered into that certain Assignment of Rentals and Leases of even date herewith, recorded or to be recorded in the Mobile County, Alabama records (the "Assignment"). Lender and Landlord have represented to Tenant, and Tenant therefore acknowledges, that pursuant to the Assignment, Lender is presently entitled to collect and receive all rents to be paid under the Lease directly from Tenant. Based upon such representations, Tenant agrees to pay all rents and installments of rent as they become due directly to Lender in the manner and at such address as Lender may hereafter direct by written notice to Tenant. Until such notice is given by Lender to Tenant as provided in Paragraph 10 hereinbelow, Tenant shall pay all rent and installments of rent in accordance with the provisions of the Lease.

     7. No person or entity who exercises a right arising under the Security Instrument or the Assignment to receive the rents payable by Tenant under the Lease but who does not succeed to Landlord's interests under the Lease shall thereby become obligated to Tenant for the performance of any of the terms, covenants, conditions, and agreements of Landlord under the Lease. Landlord and Tenant agree that Tenant shall make all payments to be made by Tenant under the Lease to any such person or entity who exercises a right arising under the Security Instrument or the Assignment to receive the rents payable by Tenant under the Lease upon receipt of written notice of the exercise of such rights, and Tenant agrees not to prepay any sums payable by Tenant under the Lease. The receipt of rent by any other party without such party having succeeded to the interests of Landlord under the Lease shall not relieve Landlord of its obligations under the Lease, and Tenant shall continue to look only to Landlord for performance thereof.

     8. If the interest of Landlord shall be acquired by Lender by reason of foreclosure of the Security Instrument or other proceedings brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or by any other method, and if Lender succeeds to the interest of Landlord under the Lease, then the Lease and the rights of Tenant thereunder shall continue in full force and effect and shall not be terminated or disturbed except in accordance with the terms of the Lease; and Tenant shall be bound to Lender and, except as otherwise set forth in Paragraph 9 hereinbelow, Lender shall be bound to Tenant, under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining and for any extensions or renewals therefor contained in the Lease, with the same force and effect as if Lender were the landlord under the Lease; and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Lender's succeeding to the interest of Landlord under the Lease; and Tenant hereby agrees that Lender shall not be responsible or liable in any way for any default under the Lease occurring prior to the time Lender obtains title to the Property and is entitled to actual, unrestricted possession of the Premises subject to the possessory rights of Tenant under the Lease; provided, however, that in the event Tenant notifies Lender in writing of a curable default and Lender fails to cure such default and such failure to cure continues for fifteen (15) days after Lender takes title to the Leased Premises, Lender shall be responsible for any actual damages caused by the continuation of such default (notwithstanding the provisions of Paragraph 9 herein), but in no event shall Lender be responsible or liable for consequential damages.

     9. In addition to and not in lieu of all of the other provisions of this Agreement, Lender shall not in any way or to any extent be:

     a.  Liable  for  any act or omission of any  prior  landlord
(including Landlord); or

     b. subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

     c. bound by any rent or additional rent which Tenant might have paid for more than thirty (30) days in advance to any prior landlord (including Landlord); or

     d. bound by any agreement or modification of the Lease made after the date hereof without Lender's consent; or

     e.  in any way responsible for any deposit or security which
was   delivered  to  Landlord  but  which  was  not  subsequently delivered to Lender.

Nothing in this paragraph shall constitute a waiver by Tenant of its rights against any such prior landlord (including Landlord) under the Lease or limit the rights of the Tenant to maintain any action at law or in equity against such prior landlord (including Landlord).

     10. If requested by Lender, Tenant hereby agrees that so long as the indebtedness secured by the Security Instrument is outstanding, Tenant will pay directly to Lender, at the address set forth in Paragraph 11 hereinbelow, the rent payable under Paragraphs 6 and 7 of the Lease.

     11. All notices, demands, or requests, and responses thereto required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been properly given or served and shall be effective upon being deposited in the United States Mail, postpaid and registered or certified with return receipt requested or by national overnight delivery service; provided, however, the time period in which a response to any notice, demand, or request must be given shall commence on the date of the receipt of the notice, demand, or request by the addressee thereof. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand, or request sent. Any such notice if given to Landlord shall be addressed as follows:

          c/o W.P. Carey & Co., Inc.
          50 Rockefeller Plaza, Second Floor
          New York, New York 10020
          Attn: Property Management

     with a copy to:

          Reed Smith Shaw & McClay
          2500 One Liberty Place
          Philadelphia, Pennsylvania 19103
          Attn: Chairman, Real Estate Department

     if given to Lender shall be addressed as follows:

          Creditanstalt-Bankverein
          Two Greenwich Plaza
          Greenwich, Connecticut 06830

     with a copy to:

          Troutman Sanders LLP
          NationsBank Plaza
          600 Peachtree Street, N.E.
          Suite 5200
          Atlanta, Georgia 30308-2216
          Attn: Chairman, Real Estate Section

     if given to Tenant shall be addressed as follows:

          One Magnum Pass
          Mobile, Alabama 36618

     with a copy to:

          Hand Arendall, L.L.C.
          300 First National Bank Building
          Mobile, Alabama 36602
          Attn: Gregory R. Jones, Esq.

or at such other address in the United States of America as Landlord, Lender, or Tenant may by notice in writing designate for notice.

     12. This Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, successors, and assigns.

     13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York from time to time in effect, except to the extent (a) of procedural and substantive matters relating only to the enforcement of rights and remedies against the Leased Premises, which matters shall be governed by the laws of the State of Alabama and (b) that the laws of the United States of America and any rules, regulations, or orders issued or promulgated thereunder, applicable to the affairs and transactions entered into by the parties hereto, otherwise pre-empt New York or Alabama law, in which event such federal law shall control.

     14. If Lender or its designee receives any condemnation award or insurance proceeds in accordance with the provisions of the Security Instrument, Tenant shall comply with all the terms and conditions for disbursement of such proceeds provided in the Security Instrument. In the event of any conflict between the terms of the Security Instrument and the Lease with regard to casualty or condemnation proceeds, Tenant agrees that the terms of the Security Interest shall control.

     15. From time to time, upon the request of Lender, Landlord and Tenant will execute such instruments of further assurance as Lender may reasonably request in order to effectuate the purposes of the Security Instrument and this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                   "LANDLORD"

                                   INK (AL) QRS:12-21, INC.,
                                   an Alabama corporation

                                   By: /s/ W. Sean Sovak
                                   Name: W. Sean Sovak
                                   Title: Second Vice President

                                  Attest: /s/ Ted R. Heuston
                                  Name: Ted R. Heuston
                                  Title: Assistant Secretary
                                  [CORPORATE SEAL]


                         ACKNOWLEDGEMENT

STATE OF New York   )
                    ) SS
COUNTY OF New York  )

     I, the undersigned notary public in and for said County, hereby certify that W. Sean Sovak and Ted R. Heuston, who acknowledged themselves to be the Second Vice President and Assistant Secretary, respectively, of INK (AL) QRS:12-21, INC., an Alabama corporation, whose names are signed to the foregoing instrument, and who are known to me, acknowledged before me on this day that, being informed of the contents of the instrument, they, as such officers and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand and official seal, this 18th day of February, 1997.

                                  /S/ Kathy L. Aufman
                                  NOTARY PUBLIC

                                  My Commission Expires: 7/29/98

                                  KATHY L. AUFMAN
                                  Notary Public, State of New York
                                  No. 01 AU5063903
                                  Qualified in New York County
                                  Commission Expires 7-29-98

                                   "TENANT"

                                   QMS, INC., a Delaware corporation

                                   By: /s/ Gerald G. Roenker
                                   Name: Gerald G. Roenker
                                   Title: Executive Vice President

                                   Attest: /s/ R A Wiggins
                                   Name: Richard A. Wiggins
                                   Title: Secretary
                                   [CORPORATE SEAL]

                         ACKNOWLEDGEMENT

STATE OF New York   )
                    ) SS
COUNTY OF New York  )

     I, the undersigned notary public in and for said County, hereby certify that Gerald G. Roenker, and Richard A. Wiggins, who acknowledged themselves to be the Executive Vice President and Secretary, respectively, of QMS, INC., a Delaware corporation, whose names are signed to the foregoing instrument, and who are known to me, acknowledged before me on this day that, being informed of the contents of the instrument, they, as such officers and with full authority, executed the same voluntarily for and as the act of and on behalf of said corporation.

     Given under my hand and official seal, this 18th day of February, 1997.

                                  /S/ Kathy L. Kaufman
                                  NOTARY PUBLIC

                                  My Commission Expires: 7/29/98

                                  KATHY L. KAUFMAN
                                  Notary Public, State of New York
                                  No. 01 AU5063903
                                  Qualified in New York County
                                  Commission Expires 7-29-98


                                  "LENDER"

                                   CREDITANSTALT-BANKVEREIN, an
                                   Austrian banking corporation,
                                   acting through its Connecticut
                                   Branch


                                   By: /s/ Joseph P. Longosz
                                   Name: Joseph P. Longosz
                                   Title: Vice President

                                   Attest: /s/ Craig Stamm
                                   Name: Craig Stamm
                                   Title: Senior Associate
                                   [CORPORATE SEAL]

                         ACKNOWLEDGEMENT

STATE OF Georgia    )
                    ) SS
COUNTY OF Dekalb    )

     I, the undersigned notary public in and for said County, hereby certify that Joseph P. Longosz and Craig Stamm, personally Appeared before me this day and acknowledged that they are the Vice President and Senior Associate, respectively, of CREDITANSTALT-BANKVEREIN, an Austrian banking corporation acting through its Connecticut Branch, whose names are signed to the foregoing instrument, and who are known to me, acknowledged before me on this day that, being informed of the contents of the instrument, they, as such officers and with full authority, executed the same voluntarily for and as the act of and on behalf of said corporation.

     Given under my hand and official seal, this 14th day of February, 1997.

                                  /S/ Marie Campbell
                                  NOTARY PUBLIC

                                  My Commission Expires:

                                  Notary Public, Fulton County,
                                  Georgia
                                  My Commission Expires May 7, 1999

                                                        EXHIBIT A

PARCEL A: From the Southwest corner of Section 6, Township 4 South, Range 2 West, Mobile County, Alabama, said point also being the Northwest corner of Section 7, Township 4 South, Range
2 West, run North 89 degrees 45 minutes East 30 feet to the East line of Schillinger Road for the point of beginning of the property herein described; thence North 00 degrees 10 minutes 46 seconds West along the East line of Schillinger Road 829.9 feet to a point; thence North 89 degrees 42 minutes 31 seconds East, 1372.67 feet, more or less, to the East line of the West Half of the Southwest Quarter of Section 6; thence South 00 degrees 26 minutes 43 seconds West along said East line and along a common boundary established by an instrument recorded in Real Property Book 2943, Page 967 Probate Court records, Mobile County,
Alabama, a distance of 830.96 feet to the South line of Section
6, said point also being on the North line of Section 7; thence North 89 degrees 45 minutes East along said North line 697.07 feet to a point; thence South 00 degrees 17 minutes 10 seconds East, 662.78 feet to a point; thence South 89 degrees 42 minutes 55 seconds West, 697.78 feet to a point; thence South 00 degrees 14 minutes 05 seconds East, 607.67 feet to a point on the North right-of-way line of Howells Ferry Road; thence North 71 degrees 39 minutes 50 seconds West along said North right-of-way line, 1217.03 feet to a point; thence North 00 degrees 17 minutes 19 seconds West 250 feet to a point; thence North 82 degrees 32 minutes 35 seconds West, 190.75 feet to a point on the East right-of-way line of Schillinger Road; thence North 00 degrees 17 minutes 19 seconds West along said East right-of-way line 187.33 feet to a point; thence North 89 degrees 42 minutes 41 seconds East, 240 feet to a point; thence North 00 degrees 17 minutes 19 seconds West 160 feet to a point; thence South 89 degrees 42 minutes 41 seconds West 240 feet to a point on the East right-of-way line of Schillinger Road; thence North 00 degrees 17 minutes 19 seconds West along said East right-of-way line 218.00 feet; thence continue along said right-of-way line as follows: South 89 degrees 42 minutes 41 seconds West 10.0 feet; thence North 00 degrees 17 minutes 19 seconds West, 42.07 feet to a point on the North line of Section 7; thence South 89 degrees 45 minutes West along said North line 10 feet to the point of beginning.

PARCEL B: Commencing at the Northwest corner of Section 7, Township 4 South, Range 2 West, Mobile County, Alabama, run North 89 degrees 45 minutes East along the North line of said Section 7, a distance of 2090.68 feet to a point; thence run South 00 degrees 09 minutes 21 seconds East 662.78 feet to the point of beginning of the property herein described; thence continuing South 00 degrees 09 minutes 21 seconds East run 545.71 feet to a point; thence run North 89 degrees 35 minutes 55 seconds West 80 feet to a point; thence run South 00 degrees 09 minutes 21 seconds East 120.0 feet to a point; thence run North 89 degrees 35 minutes 55 seconds West 305.63 feet to a point; thence run South 00 degrees 27 minutes 10 seconds East 50.92 feet to a point on the North right-of-way line of Howells Ferry Road; thence along said North right-of-way line of Howells Ferry Road run North 71 degrees 39 minutes 50 seconds West 326.78 feet to a point; thence run North 00 degrees 14 minutes 05 seconds West
607.67 feet to a point; thence run North 89 degrees 42 minutes 55 seconds East along the South boundary of property described in Real Property Book 2297, Page 0442, Probate Court records, Mobile County, Alabama, a distance of 696.17 feet to the point of beginning.



                                                        EXHIBIT 4





THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.



                             WARRANT

                   To Purchase Common Stock of

                            QMS, INC.


THIS IS TO CERTIFY that INK (AL) QRS 12-21, Inc. ("QRS:12-21") or registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase 100,000 shares of Common Stock (subject to adjustment as provided herein) of QMS, Inc., a Delaware corporation, at the Exercise Price (as hereinafter defined) (such Exercise Price and the number of shares of Common Stock purchasable hereunder being subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.



                            ARTICLE I
                           DEFINITIONS

The terms defined in this ARTICLE I, whenever used in this Warrant, shall have the respective meanings hereinafter specified.

"Affiliate" of any Person means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Assignment" means the form of Assignment appearing at the end of this Warrant.

"Cashless Exercise Ratio" means a fraction, the numerator of which is the difference between the Current Market Price per share of Common Stock on the date of the exercise of this Warrant and the Exercise Price and the denominator of which is the Current Market Price per share of Common Stock on the date of the exercise of this Warrant.

"Closing Date" means February 18, 1997.

"Commission" means the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act.

"Common Stock" means shares of the Company's Common Stock, $0.01 par value, any stock into which such stock shall have been changed or any stock resulting from any reclassification of such stock and any class of capital stock of the Company now or hereafter authorized having the right to share in distributions either of earnings or assets of the Company without limit as to amount or percentage.

"Company" means QMS, Inc., a Delaware corporation, and any successor corporation.

"Convertible Securities" means evidences of indebtedness, shares of stock or other securities (other than Stock Purchase Rights) which are convertible into or exchangeable for, with or without payment of additional consideration, additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

"Current Market Price" as of any date herein specified as to any security means (i) if the security is traded on any national securities exchange or is reported by NASDAQ on a basis which lists closing prices, the closing price per share of such security for the business day immediately preceding the date for which such value is being determined; (ii) if the security is otherwise traded over the counter, the arithmetic mean of the bid and asked prices for the security as reported by NASDAQ for the business day immediately preceding the date for which such value is being determined; or (iii) if the security is not traded, the value determined in good faith by the board of directors of the Company.


"Default Rate" shall mean the rate of interest specified in Paragraph 7(a)(iv) of the Lease.

"Event of Default" means (a) the breach of any warranty, or the inaccuracy of any representation, made by the Company herein,
(b) the failure by the Company to comply with any covenant contained herein or (c) an Event of Default (as such term is defined in the Lease).

"Exercise Period" means (subject to the provisions of Section 8.12 below) the period commencing on the Closing Date and ending on December 31, 2001.

"Exercise Price" means $6.50, as such price may be adjusted pursuant to ARTICLE IV.

"Initial Holder" means QRS:12-21.

"Issuable Warrant Shares" means the number of shares of Common
Stock issuable from time to time upon exercise of this Warrant.

"Issued Warrant Shares" means any shares of Common Stock issued pursuant to this Warrant.

"Lease" means the Lease Agreement, dated as of the Closing Date, between the Initial Holder and the Company, as the same may be amended from time to time in accordance with the terms thereof.

"Notice of Exercise" means the form of Notice of Exercise appearing at the end of this Warrant.

"Opinion of Counsel" means the opinion of counsel experienced in Securities Act or bank regulatory matters, as the case may be, chosen by the holder of this Warrant or the holder of Issued Warrant Shares, which counsel may be counsel to such holder and which counsel shall be reasonably acceptable to the Company.

"Other Securities" means any stock and other securities of the Company (other than Common Stock, Convertible Securities or Stock Purchase Rights) or any other Person which shall become subject to issue or sale upon the conversion or exchange of any stock or other securities of the Company.

"Person" means any unincorporated organization, association, corporation, individual, sole proprietorship, partnership, joint venture, trust institution, entity, party or government
(including any instrumentality, division, agency, body or department thereof).

"Piggy-Back Shares" has the meaning set forth in Section 5.3.

"Preferred Stock" means shares of the Company's Preferred Stock, no par value.

"Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

"Stock Purchase Rights" means any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

"Subsidiary" means any corporation or association (a) more than fifty percent (50%) (by number of votes) of the Voting Stock of which is at the time owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries, or any other business entity in which the Company or one or more Subsidiaries or the Company and one or more Subsidiaries owns more than a fifty percent (50%) interest either in the profits or capital of such business entity or (b) whose net earnings, or portions thereof, are consolidated with the net earnings of the Company and are recorded on the books of the Company for financial reporting purposes in accordance with generally accepted accounting principles.

"Voting Stock" means securities of any class or series of a corporation or association the holders of which are ordinarily, in the absence of contingencies, entitled to participate in the election of a majority of the directors or persons performing similar functions of such corporation or association.

"Warrant" means the warrant dated as of Closing Date issued to the Initial Holder and all warrants issued upon the partial exercise, transfer or division of or in substitution for any Warrant.

"Warrant Shares" means the Issuable Warrant Shares plus the
Issued Warrant Shares, but only during such time as certificates representing such shares of this Warrant are required to bear the legend contained in section 5.8 hereof.

Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words "herein", "hereof", and "hereunder" and words of similar import shall refer to this instrument as a whole, including any amendments hereto.


                           ARTICLE II
                       EXERCISE OF WARRANT

          2.1 Right to Exercise; Notice. On the terms and subject to the conditions of this ARTICLE II, the holder hereof shall have the right, at its option, to exercise this Warrant in whole or in part at any time during the Exercise Period by delivery to the Company of a Notice of Exercise duly executed by such holder specifying the number of shares of Common Stock to be purchased.

          2.2 Manner of Exercise; Issuance of Common Stock. To exercise this Warrant, the holder hereof shall (i) deliver to the Company (a) a Notice of Exercise duly executed by the holder hereof specifying the number of shares of Common Stock to be purchased, (b) an amount equal to the aggregate Exercise Price for all shares of Common Stock as to which this Warrant is then being exercised and (c) this Warrant or (ii) in connection with the exercise of this Warrant without the payment of the Exercise Price, deliver to the Company (a) a Notice of Exercise duly executed by the holder hereof specifying the number of shares of Common Stock for which this Warrant is being exercised and the number of shares of Common Stock deliverable upon such exercise, which shall equal the product of (x) the number of shares of Common Stock for which this Warrant is being exercised and (y) the Cashless Exercise Ratio. At the option of the holder hereof, if this Warrant is being exercised in the manner described in clause (i) of the immediately preceding sentence, payment of the Exercise Price shall be made by wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose or such other reasonable method acceptable to the Company.

               Upon receipt of the required deliveries, the Company shall, as promptly as practicable, and in any event within five (5) days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, a certificate or certificates representing shares of Common Stock equal in the aggregate to the number of shares of Common Stock specified in the Notice of Exercise (but not exceeding the maximum number of shares issuable upon exercise of this Warrant). Such certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be.

               If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, unless the Exercise Period has expired, issue and deliver to the holder hereof or, subject to ARTICLE V, the transferee so designated in the Notice of Exercise a new warrant evidencing the right of the holder hereof or such transferee to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised, and this Warrant shall be canceled.

          2.3 Effectiveness of Exercise. Unless otherwise requested by the holder hereof, this Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the holder or transferee so designated in the Notice of Exercise shall be deemed to have become a holder of record of such shares for all purposes, as of the close of business on the date the Notice of Exercise, together with payment of the Exercise Price and this Warrant, is received by the Company.

          2.4 Fractional Shares. The Company shall not issue fractional shares of Common Stock or scrip representing fractional shares of Common Stock upon any exercise of this Warrant. As to any fractional share of Common Stock which the holder hereof would otherwise be entitled to purchase from the Company upon such exercise, the Company shall purchase from the holder such fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest .001 of a share) by the Current Market Price calculated as of the date of the Notice of Exercise. Payment of such amount shall be made at the time of delivery of any certificate or certificates deliverable upon such exercise in cash or by check payable to the order of the holder hereof or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, as the case may be.

          2.5 Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all rights to which a holder of this Warrant is entitled pursuant to the provisions of this Warrant, except such rights as their terms apply solely to the holder of a Warrant. The Company will, at the time of any exercise of this Warrant, upon the request of the holder of the shares of Common Stock issued upon the exercise hereof, acknowledge in writing, in a form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.


                           ARTICLE III
               REGISTRATION, TRANSFER AND EXCHANGE

          3.1 Maintenance of Registration Books. The Company shall keep at its principal office in Mobile, Alabama, a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time except upon the dissolution, liquidation or winding up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

          3.2 Transfer and Exchange. Upon surrender for registration or transfer of this Warrant at such office, the Company shall execute and deliver, subject to ARTICLE V, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock. At the option of the holder hereof, this Warrant may be exchanged for other Warrants representing the right to purchase a like aggregate number of shares of Common Stock upon surrender of this Warrant at such office. Whenever this Warrant is so surrendered for exchange, the Company shall execute and deliver the Warrants which the holder making the exchange is entitled to receive.

               Every Warrant presented or surrendered for registration of transfer or exchange shall be accompanied by an Assignment duly executed by the holder thereof or its attorney duly authorized in writing.

               All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

          3.3 Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (a) in the case of any such loss, theft or destruction upon delivery of indemnity reasonably satisfactory to the Company in form and amount or (b) in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant.

          3.4 Ownership. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.


                           ARTICLE IV
                     ANTIDILUTION PROVISIONS

          4.1 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.2, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/1OOth of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          4.2 Adjustment of Exercise Price. The Exercise Price shall be subject to adjustment from time to time as hereinafter set forth.

          (a) Stock Dividends, Subdivisions and Combinations. In the event that the Company subsequent to the Closing Date shall:

               (i) declare a dividend upon, or make any distribution in respect of, any of its stock, payable in Common
Stock, Convertible Securities or Stock Purchase Rights, or

               (ii) subdivide its outstanding shares of Common
Stock into a larger number of shares of Common Stock, or

               (iii) combine its outstanding shares of Common
Stock into a smaller number of shares of Common Stock,

then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price per share of Common Stock immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of such Convertible Securities and exercises of such Stock Purchase Rights.

          (b) Issuance of Additional Shares of Common Stock. In case the Company shall issue or sell any shares of Common Stock after the Closing Date for a consideration less than the then Current Market Price per share, the Exercise Price upon each such issuance or sale shall be adjusted to the price calculated by multiplying the then existing Exercise Price by a fraction the numerator of which is (A) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Current Market Price per share of Common Stock immediately prior to such issue or sale plus (2) the consideration received by the Company upon such issue or sale, divided by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale, and the denominator of which shall be the Current Market Price per share of Common Stock immediately prior to such issue or sale.

          The provisions of this Subsection (b) shall not apply to any additional shares of Common Stock which are distributed to holders of Common Stock pursuant to a stock dividend or subdivision for which an adjustment is provided for under Subsection (a) of this Section 4.2. No adjustment of the Exercise Price shall be made under this Subsection upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any Stock Purchase Rights or pursuant to the conversion or exchange of any Convertible Securities to the extent that such adjustment shall previously have been made upon the issuance of such Stock Purchase Rights or Convertible Securities pursuant to Subsection (a), (c) or (d) of this Section 4.2 (or as to which no adjustment was required).

          (c) Issuance of Stock Purchase Rights. In case the Company shall issue or sell any Stock Purchase Rights and the consideration per share at which additional shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) shall be less than the then Current Market Price per share (that is, the Current Market Price at the time of issuance or sale of the Stock Purchase Right), the Exercise Price shall be adjusted as provided in subsection (b) of this Section 4.2 on the basis that (1) the maximum number of additional shares of Common Stock issuable upon exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities following such exercise) shall be deemed to have been issued as of the date of the determination of the Current Market Price, as hereinafter provided, and (2) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Stock Purchase Rights (or upon conversion or exchange of such Convertible Securities). For the purposes of this Subsection, (i) the date as of which the Exercise Price shall be computed shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Stock Purchase Rights (which shall include the grant of an option under a stock option plan), or (B) the date of actual issuance of such Stock Purchase Rights, and (ii) the date as of which the Current Market Price per share of Common Stock shall be computed shall be the last day of the most recently completed fiscal period of the Company for which financial statements have been delivered pursuant to the terms of the Lease prior to the earlier of the dates determined pursuant to (A) and (B) above.

          (d) Issuance of Convertible Securities. In case the Company shall issue or sell any Convertible Securities and the consideration per share for which additional shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Current Market Price per share (that is, the Current Market Price at the time of the issuance or sale of the Convertible Securities), the Exercise Price shall be adjusted as provided in Subsection (b) of this Section 4.2 on the basis that (1) the maximum number of additional shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date for the determination of the Current Market Price, as hereinafter provided, and (2) the aggregate consideration received for such additional shares of Common Stock shall be deemed to be equal to the minimum consideration received and receivable by the Company in connection with the issuance and exercise of such Convertible Securities. For the purposes of this Subsection, (i) the date as of which the Exercise Price per share shall be computed shall be the earlier of (A) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities, or (B) the date of actual issuance of such Convertible Securities, and (ii) the date as of which the Current Market Price per share of Common Stock shall be computed shall be the last day of the most recently completed fiscal period of the Company for which financial statements have been delivered pursuant to the terms of the Lease prior to the earlier of the dates determined pursuant to (A) and (B) above. No adjustment of the Exercise Price shall be made under this Subsection upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any Stock Purchase Rights, if an adjustment shall previously have been made upon the issuance of such Stock Purchase Rights pursuant to Subsection (c) of this Section 4.2.

          (e) Minimum Adjustment. In the event any adjustment of the Exercise Price pursuant to this Section 4.2 shall result in an adjustment of less than one cent ($.01) per share of Common Stock, no such adjustment shall be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward, shall amount to one cent ($.01) or more per share of Common Stock; provided, however, that upon any adjustment of the Exercise Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock or Convertible Securities or (ii) the reclassification by subdivision, combination or otherwise, of the Common Stock into a greater or smaller number of shares, the foregoing figure of one cent ($.01) per share (or such figure last adjusted) shall be proportionately adjusted; provided, further, upon the exercise of this Warrant, the Company shall make all necessary adjustments (to the nearest .001 of a cent) not theretofore made to the Exercise Price up to and including the date upon which this Warrant is exercised.

          (f) Readjustment of Exercise Price. In the event
(i) the purchase price payable for any Stock Purchase Rights or Convertible Securities referred to in Subsection (c) or (d) above, (ii) the additional consideration, if any, payable upon exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities or (iii) the rate at which any Convertible Securities above are convertible into or exchangeable for additional shares of Common Stock shall change, the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such Stock Purchase Rights not exercised or of any such right to convert or exchange under such Convertible Securities not exercised, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at the time of such expiration or termination had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Exercise Price pursuant to this Subsection (f) shall have the effect of increasing the Exercise Price by an amount in excess of the adjustment originally made to the Exercise Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities.

          (g) Reorganization, Reclassification or
Recapitalization of Company. In case of any capital reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in Subsection (a) of this Section 4.2), or in case of the consolidation or merger of the Company with or into another corporation, or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable, as appropriate) the number of shares of stock or other securities or property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion thereof at the time would have been entitled upon such capital reorganization or reclassification of capital stock, consolidation, merger or sale, at the Exercise Price determined pursuant to 4.2(i)(7).

               Prior to and as a condition of the consummation of any transaction described in the preceding sentence, the Company shall make equitable, written adjustments in the application of the provisions herein set forth. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company and/or the successor entity as applicable, which agreement shall bind each such entity, shall be accompanied by an Opinion of Counsel as to the enforceability of such agreement, and shall be approved by the holders of Warrants entitled to purchase not less than sixty-six and two-thirds percent (66.67%) of the shares of Common Stock issuable upon the exercise thereof.

          (h) Other Dilutive Events. In case any event shall occur as to which the other provisions of this ARTICLE IV are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this ARTICLE IV, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

          (i) Determination of Consideration. For purposes of this ARTICLE IV, the consideration received or receivable by the Company for the issuance, sale, grant or assumption of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

               (1) Cash Payment. In the case of cash, the net amount received by the Company after deduction of any accrued interest, dividends or any expenses paid or incurred or any underwriting commissions or concessions paid or allowed by the Company.

               (2) Securities or Other Property. In the case of securities or other property, at the Current Market Price of the security for which such consideration was received.

               (3) Allocation Related to Common Stock. In the event additional shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received (computed as provided in (1) and (2) above) shall be allocable to such additional shares of Common Stock as determined in good faith by the Board of Directors of the Company.

               (4) Allocation Related to Stock Purchase Rights and Convertible Securities. In case any Stock Purchase Rights or Convertible Securities shall be issued or sold together with other securities or other assets of the Company, together comprising one integral transaction in which no specific consideration is allocated to the Stock Purchase Rights or Convertible Securities, such Stock Purchase Rights or Convertible Securities shall be deemed to have been issued without consideration.

               (5) Dividends in Securities. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than Common Stock) payable in either case in Common Stock, Convertible Securities or Stock Purchase Rights, such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (6) Stock Purchase Rights and Convertible
Securities. The consideration for which shares of Common Stock shall be deemed to be issued upon the issuance of any Stock Purchase Rights or Convertible Securities shall be determined by dividing (i) the total consideration, if any, received or receivable by the Company as consideration for the granting of such Stock Purchase Rights or the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such Stock Purchase Rights, or, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, in each case after deducting any accrued interest, dividends, or any expenses paid or incurred or any underwriting commissions or concessions paid or allowed by the Company by
(ii) the maximum number of shares of Common Stock issuable upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of all such Convertible Securities.

               (7) Merger, Consolidation or Sale of Assets. In case any shares of Common Stock or Convertible Securities or any Stock Purchase Rights shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Current Market Price of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Convertible Securities or Stock Purchase Rights, as the case may be. In the event of any merger or consolidation of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the Current Market Price on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of this number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, for the purposes of Subsection (g) above, shall be made after giving effect to such adjustment of the Exercise Price.

          (j) Record Date. In case the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then all references in this ARTICLE IV to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.

          (k) Shares Outstanding.  The number of shares of Common
Stock deemed to be outstanding at any given time shall not include (i) shares of Common Stock in the treasury of the Company or any wholly-owned Subsidiary and (ii) any of the Issuable
Warrant Shares or the Issued Warrant Shares.

          (l) Maximum Exercise Price. At no time shall the Exercise Price per share of Common Stock exceed the amount set forth in the first paragraph of the Preamble of this Warrant except as provided in Subsection (a) or (g) of this Section 4.2.

          (m) Application. Except as otherwise provided herein, all Subsections of this Section 4.2 are intended to operate independently of one another. If an event occurs that requires the application of more than one Subsection, all applicable Subsections shall be given independent effect.

          (n) No Adjustments under Certain Circumstances. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price in the case of the issuance of shares of Common Stock upon the exercise in whole or part of this Warrant or any other outstanding warrants or options as of the date hereof.

          4.3 Certificates and Notices.

          (a) Adjustments to Exercise Price. Upon any adjustment under this ARTICLE IV of the number of shares of Common Stock purchasable upon exercise of this Warrant or of the Exercise Price, a certificate, signed (i) by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, or
(ii) by any independent firm of certified public accountants of recognized national standing selected by, and at the expense of, the Company, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the holder of this Warrant specifying the adjusted Exercise Price and the number of shares of Common Stock purchasable upon exercise of such holder's Warrant after giving effect to such adjustment.

          The certificate of any independent firm of certified public accountants of recognized national standing selected by the Board of Directors of the Company shall be conclusive evidence of the correctness of any computation made under
ARTICLE IV, absent manifest error.

          (b) Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (i) pay any dividend payable in stock to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options or
(iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to the holder of this Warrant notice of such proposed action, which shall specify the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least thirty (30) days prior to the date upon which such action takes place and twenty (20) days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

          (c) Effect of Failure. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Section 4.4 shall not affect the legality or validity of the adjustment of the Exercise Price or the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

                            ARTICLE V
                    RESTRICTIONS ON TRANSFER

               Neither this Warrant nor any Issued Warrant Shares shall be transferable except (a) to an Affiliate of the holder hereof, (b) to a successor corporation to the holder hereof as a result of a merger or consolidation with, or sale of all or substantially all of the assets of, the holder hereof, (c) as is or may be required by the holder hereof to comply with any Federal or state law or any rule or regulation of any governmental or public body or authority, or (d) on thirty (30) days prior written notice to the Company for a period of ninety
(90) days immediately following the date of such notice, to any other Person.

               Any notice given by the holder hereof or of any Issued Warrant Shares pursuant to Subsection (d) of the first paragraph of this ARTICLE V shall contain (i) the name and address of the proposed bona fide purchaser, (ii) the proposed purchase price for this Warrant or portion hereof or Issued Warrant Shares proposed to be sold, (iii) the portion of this Warrant or the number of Issued Warrant Shares proposed to be sold and (iv) a brief description of such proposed transfer and shall be accompanied by an Opinion of Counsel that such transfer is being made in compliance with the Securities Act or an exemption therefrom.

               The conditions contained in the following sections of this ARTICLE V are intended to ensure compliance with the Securities Act in respect of the transfer of this Warrant or Issued Warrant Shares. Reference in this ARTICLE V to Issued Warrant Shares includes Issued Warrant Shares theretofore issued upon the exercise of this Warrant or otherwise which are then evidenced by certificates required to bear the legend set forth in Section 5.8.

               In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

               (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Act.

               (2) The holder understands that this Warrant and the Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein. In this connection, the holder understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if the holder's representation was predicated solely upon a present intention to hold the Warrant and the Shares for the minimum capital gains period specified under applicable tax laws, for a declared sale, for or until an increase or decrease in the market price of the Warrant and the Shares, or for a period of one (1) year or any other fixed period in the future.

               (3) The holder further understands that this Warrant and the Shares must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

               (4) The holder is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than two (2) years after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

               (5) The holder further understands that at the time it wishes to sell this Warrant and the Shares there may be public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the holder may be precluded from selling this Warrant and the Shares under Rule 144 and 144A even if the two-year minimum holding period had been satisfied.

               (6) The holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          5.1 Notice of Proposed Transfer; Registration Not Required. The holder hereof or the holder of any Issued Warrant Shares bearing the legend set forth in Section 5.8, by acceptance hereof or thereof, agrees to give written notice to the Company, prior to any transfer of this Warrant (other than transfers referred to in Subsection (d) of the first paragraph of this
ARTICLE V), such Issued Warrant Shares or any portion hereof or thereof, of its intention to make such transfer as required by the preamble of this ARTICLE V.

               Such holder shall request an Opinion of Counsel that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the holder shall be entitled to transfer this Warrant or such Issued Warrant Shares (or portion thereof) in accordance with the terms of the notice delivered to the Company and upon acceptance of such terms and conditions. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this ARTICLE V which may result in the actual exercise on any later date.

          5.2 Required Registration and Qualification. If (i) the Opinion of Counsel determines that the proposed transfer described in the notice given pursuant to Section 5.1 may not be effected without registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction where the proposed transfer occurs or may be deemed to occur, or (ii) the holder hereof or holder of Issued Warrant Shares so elects, such Person shall have the right to request the Company to use its best efforts to effect any such registration or qualification of the applicable Warrant Shares; provided, however, the Company shall not be required to use its best efforts (i) on more than two (2) occasions for all Issued Warrant Shares pursuant to this Section 5.2 or (ii) for a period not to exceed nine (9) months immediately following the date a public offering of the Common Stock (pursuant to an effective registration statement under the Securities Act) is commenced; provided, further, if in the opinion of an independent investment banking firm such registration or qualification would, if not deferred, materially and adversely affect a proposed business or financial transaction of substantial importance to the Company's financial condition (other than an underwritten public offering of its securities), the Company may defer such registration or qualification for a single period (specified in such notice) of not more than ninety (90) days. Such request by a holder hereof or a holder of Issued Warrant Shares shall be in writing and shall specify the number of shares to be registered or qualified and the jurisdictions in which such registration or qualification is desired. In no event shall a registration of less than twenty-five percent (25%) of the then remaining Warrant Shares be effected pursuant to this subsection 5.2. In lieu of such registration, the Company may purchase the Issued Warrant Shares at a price equal to the Current Market Price on the date such Issued Warrant Shares are purchased.

               Upon such request, the Company shall promptly
(a) take such steps as are necessary or appropriate to prepare for a registration or qualification of shares of Common Stock and
(b) give written notice to the holders hereof and holders of Issued Warrant Shares bearing the legend required by Section 5.8 hereof of a proposed registration or qualification by the Company under the Securities Act and under the securities or blue sky laws of the requested jurisdictions and shall, as expeditiously as possible, in good faith, use its best efforts to effect any such registration or qualification of the aggregate number of Warrant Shares designated in such request and the requests of any other holders so notified, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof) by the prospective sellers of Warrant Shares to be registered or qualified, with notification to or approval of any governmental authority under any Federal or state law, or any listing with any securities exchange, which may be required to permit the sale or disposition of any Warrant Shares which the holders of such shares propose to make, and the Company will keep effective and current such registration or qualification for a period of one hundred twenty (120) days.

               If the managing underwriter, who shall be selected by the person originally requesting such registration to manage the distribution of the Warrant Shares being registered, advises the prospective sellers in writing that the aggregate number of Warrant Shares and shares of Common Stock proposed to be sold in the proposed distribution by the Company or by other security holders should be less than the number of such shares requested to be registered by all prospective sellers (including the Company), the number of such shares and such other shares of Common Stock proposed to be sold by each prospective seller (including the Company) shall be reduced, so that each prospective seller may sell that proportion of such shares (including Warrant Shares) to be sold in the proposed distribution which number of such shares proposed to be sold by such prospective seller bears to the aggregate number of such shares proposed to be sold by all prospective sellers (including the Company). If such underwriter determines that the number of shares of Common Stock (including all Warrant Shares) proposed to be sold is insufficient to proceed with such registration or qualification, the Company shall immediately recapitalize its Common Stock to enable such registration and qualification to be completed as such underwriter advises.

          5.3 Incidental Registration and Qualification. If the Company proposes to register any of its securities under the Securities Act on its behalf or on behalf of any of its security holders on any registration form (otherwise than for the registration of securities to be offered and sold pursuant to
(a) an employee benefit plan, (b) a dividend or interest reinvestment plan, (c) other similar plans or
(d) reclassifications of securities, mergers, consolidations and acquisitions of assets) permitting a secondary offering or distribution of Issued Warrant Shares, not less than ninety (90) days prior to each such registration the Company shall give to the holder hereof and the holders of Issued Warrant Shares bearing the legend required by Section 5.8 hereof written notice of such proposal which shall describe in detail the proposed registration and distribution (including those jurisdictions where registration or qualification under the securities or blue sky laws is intended) and, upon the written request of the holder hereof or a holder of such Issued Warrant Shares furnished within thirty (30) days after the date of any such notice, proceed to include in such registration such Warrant Shares ("Piggy-Back Shares") as have been requested by any such holder to be included in such registration. The holder hereof or any holder of such Issued Warrant Shares shall in its request describe briefly the proposed disposition of such shares of Common Stock. The Company will in each instance use its best efforts to cause all such Piggy-Back Shares to be registered under the Securities Act and qualified under the securities or blue sky laws of any jurisdiction requested by a prospective seller, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by a prospective seller of the securities so registered.

               If the managing underwriter selected by the Company (if such distribution is a primary offering) or the security holders (if such security holders are exercising demand registration rights) to manage the distribution of the shares of Common Stock being registered advises the Company in writing that, in its opinion, the inclusion of the Piggy-Back Shares with the securities being registered by the Company and/or other prospective sellers would materially adversely affect the distribution of all such securities, then (a) if such distribution is a primary offering on behalf of the Company, the Company shall first be entitled to have all of the shares proposed to be sold by it included in such distribution before any shares (including Piggy-Back Shares) proposed to be sold by any other prospective sellers are included in such distribution and any shares in excess of such numbers of shares proposed to be sold by the Company which are permitted by such managing underwriter to be included in such distribution shall be allocated among such other prospective sellers in such proportion as the number of shares proposed to be sold by each such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all such other prospective sellers; and (b) if such distribution is initiated pursuant to the exercise of demand registration rights granted by the Company to any of its security holders, the Company and each prospective seller may sell that proportion of the shares of Common Stock to be sold in the proposed distribution which the number of shares of Common Stock proposed to be sold by such prospective seller bears to the aggregate number of shares of Common Stock proposed to be sold by all prospective sellers (including the Company).
In the event that some or all of the Piggy-Back Shares proposed to be sold by prospective sellers are not included in such distribution, the Company shall use its best efforts to effect and maintain any such registration or qualification under the Securities Act and the securities or blue sky laws of any jurisdiction as may be necessary to permit such prospective seller to make its proposed offering and sale following the end of a period not to exceed ninety (90) days after the effective date of such registration and shall pay all expenses related thereto in accordance with Section 5.6.

               The holder hereof and any holder of Issued Warrant Shares who has requested shares of Common Stock to be included in a registration pursuant to this Section 5.3, by acceptance hereof or thereof, agrees to (a) the selection by the Company or such other security holders of an underwriter to manage such registration and (b) execute an underwriting agreement with such underwriter that is (i) reasonably satisfactory to such holder and (ii) in customary form.

               Nothing in this Section 5.3 shall be deemed to require the Company to proceed with any primary registration of its securities after giving the notice as provided herein, provided however, that the Company shall pay all expenses incurred pursuant to such notice (in accordance with Section 5.6.)

          5.4  Registration and Qualification Procedures.
Whenever the Company is required by the provisions of Section 5.2 or 5.3 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as is reasonably possible:

          (a) prepare and file with the Commission a registration statement with respect to such securities in connection with which the Company will give the sellers, their underwriters, if any, their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such sellers' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and the prospectus current and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement whenever the seller of such securities shall desire to sell the same; provided, however, that the Company shall have no obligation to file an amendment or supplement at its own expense more than one hundred twenty (120) days after the effective date of such registration statement;

          (c) furnish to each seller such numbers of copies of preliminary prospectuses and prospectuses and each supplement or amendment thereto and any other documents as each seller may reasonably request in order to facilitate the sale or other dispo sition of the securities owned by such seller in conformity with
(i) the requirements of the Securities Act and (ii) the seller's proposed method of distribution;

          (d) register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States as each seller shall request, and do such other reasonable acts and things as may be required of it to enable each seller to consummate the sale or other disposition in such jurisdictions of the securities owned by such seller; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or consent to a general and unlimited service of process in any such jurisdiction, or (ii) qualify as a dealer in securities;

          (e) furnish, at the request of any seller on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective,
(i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the seller of such securities may reasonably request and are customarily included in such opinions and (ii) letters, dated, respectively,
(1) the effective date of the registration statement and (2) the date such securities are delivered to the underwriters, if any, for sale pursuant to such registration, from a firm of independent certified public accountants of recognized national standing selected by the Company, addressed to the underwriters, if any, and to the seller making such request, covering such financial, statistical and accounting matters with respect to the registration in respect of which such letters are being given as the seller of such securities may reasonably request and are customarily included in such letters;

          (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders as soon as reasonably practicable, but not later than sixteen (16) months after the effective date of the registration statement, an earnings statement covering a period of at least twelve (12) months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act;

          (g) enter into and perform an underwriting agreement with the managing underwriter, if any, selected as provided in
Section 5.2 or 5.3, containing customary (i) terms of offer and sale of the securities, payment provisions, underwriting discounts and commissions, and (ii) representations, warranties, covenants, indemnities, terms and conditions; the sellers may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such sellers and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such sellers; such sellers shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such seller and such seller's intended method of distribution and any other representation required by law;

          (h) notify each seller at any time when a prospectus relating to the registration is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

          (i) keep each seller advised in writing as to the initiation and progress of any registration under Section 5.2 or 5.3.

          5.5 Holdback Agreement. The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven (7) days prior to or ninety (90) days after any underwritten registration pursuant to
Section 5.2 or 5.3 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8 or S-4 or any successor or similar forms thereto, and to cause each Person who purchases its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities at any time after the date of this Warrant (other than in a public offering) to agree not to effect any such public sale or distribution of such securities, during such period.

          5.6 Allocation of Expenses. If the Company is required by the provisions of Section 5.2 or 5.3 to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the Warrant Shares, the Company shall pay all expenses (i) in connection therewith, other than the fees and expenses referred to in clauses (1), (2) and (3) of the proviso set forth below, if such registration is a primary registration on behalf of the Company and Piggy-Back Shares are included therein; and
(ii) other than the fees and expenses set forth in clauses (1) and (2) of the proviso set forth below, if such registration is the first required registration pursuant to Section 5.2 hereof, including the expenses referred to in such proviso, which expenses shall include, without limitation, (a) all expenses incident to filing with the National Association of Securities Dealers, Inc., (b) registration fees, (c) printing expenses,
(d) accounting and legal fees and expenses, (e) expenses of any special audits incident to or required by any such registration or qualification, (f) premiums for insurance in such amount, if any, deemed appropriate by the managing underwriter and
(g) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with registration or qualification; provided, however, that the following fees and expenses shall be treated as set forth in clauses (i) and (ii) above and (x) and (y) below: (1) any discounts or commissions to any underwriter attributable to securities being sold by or on behalf of Persons other than the Company; (2) any stock transfer taxes incurred in respect of the Warrant Shares sold by the sellers; (3) the legal fees of any holder of this Warrant or shares issued or issuable hereunder; provided further, that
(x) in any required registration pursuant to Section 5.2 hereof other than the first such registration, the expenses of the nature set forth in clauses (ii)(a) through (g) above (including those set forth in clauses (1), (2) and (3) above) other than those incremental expenses attributable to the inclusion of shares other than Warrant Shares in such registration, shall be borne pro rata by the holders of Warrant Shares whose Warrant Shares are included therein in proportion to their respective numbers of Warrant Shares included therein; and (y) in any required registration pursuant to Section 5.3 hereof (other than as referred to in clause (i) above), the incremental expenses of the nature set forth in clauses (ii)(a) through (g) above (including those set forth in clauses (1), (2) and (3) above) attributable to the inclusion of Piggy-Back Shares shall be borne pro rata by the holders of Warrant Shares whose Warrant Shares are included therein in proportion to their respective numbers of Warrant Shares included therein.

          5.7 Indemnification. In connection with any registration or qualification of securities under Section 5.2 or 5.3, the Company agrees to indemnify the holder hereof and the holders of any Issued Warrant Shares and each underwriter thereof, including each person, if any, who controls the holder or such stockholder or underwriter within the meaning of
Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by the holder or any such stockholder or underwriter expressly for use therein.

     The Company may require, as a condition to including any Securities in any registration statement filed pursuant to
Section 5.2, that the Company shall have received an undertaking satisfactory to it from the prospective Seller, to indemnify and hold harmless the Company, each director, officer and employee of the Company, and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such Securities by such Seller. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Securityholder upon the sale of the Securities giving rise to such indemnification obligation.

               Promptly upon receipt by a party indemnified under this Section 5.7 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 5.7, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section 5.7 unless such failure shall materially adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent.

               If the indemnification provided for in this
Section is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then each indemnifying party shall in lieu of indemnifying such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions the Company on the one hand and the sellers of such Common Stock, on the other, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Common Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Common Stock, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the holder hereof agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if all of the sellers of such Common Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this
Section 5.7, in no event shall the amount contributed by any seller of Common Stock exceed the aggregate gross offering proceeds received by such seller from the sale of Common Stock to which such contribution claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

               Each holder of this Warrant and each holder of Issued Warrant Shares bearing the legend required by Section 5.8, by acceptance hereof or thereof, as the case may be, agrees to the indemnification and contribution provisions of this
Section 5.7.

          5.8 Legend on Warrants and Certificates. Each Warrant shall bear a legend in substantially the following form:

               "This Warrant and any shares of Common Stock issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and neither this Warrant nor any such shares may be transferred in the absence of such registration or any exemption therefrom under such Act."

               Warrant Shares which are issued upon the exercise in whole or in part of this Warrant or otherwise, or are thereafter transferred, in either case under such circumstances that no registration under the Securities Act is required, shall bear on the face thereof the following legend:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and any transfer thereof is subject to the conditions specified in the Warrant dated as of
          February    , 1997, originally issued by QMS, Inc. (the
          "Company") to INK (AL) QRS 12-21, Inc. to purchase shares of Common Stock, $.01 par value, of the Company. A copy of the form of such Warrant is on file with the Secretary of the Company at One Magnum Pass, Mobile, Alabama 36618, and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at such address."

          5.9 Termination of Restrictions. The restrictions imposed under this ARTICLE V upon the transferability of this Warrant, or of Issuable Warrant Shares or Issued Warrant Shares, shall cease (a) during the period a registration statement covering such Issued Warrant Shares is effective under the Securities Act or (b) when the Company receives an Opinion of Counsel that such restrictions are no longer required in order to ensure compliance with the Securities Act. When such restrictions terminate, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legends required under
Section 5.8.

         5.10 Supplying Information. The Company, the holder hereof and each holder of Issued Warrant Shares shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where shares of Common Stock are proposed to be sold pursuant to Section 5.2 or 5.3.

         5.11 Liquidated Damages. In the event the Company fails to comply with any provision of Section 5.2, 5.3 or 5.4, upon written request of the holder of this Warrant or any holder of Issued Warrant Shares entitled to the benefits of this
ARTICLE V, the Company shall promptly obtain an opinion of an independent investment banking firm reasonably satisfactory to such holder estimating the net proceeds which such Person would have received (after deducting underwriting commissions and discounts and any other expenses that would have been solely attributable to the registration or qualification of such shares of Common Stock) upon the sale of shares of Common Stock proposed to be sold pursuant to such registration or qualification. Such opinion of an independent investment banking firm shall be
(a) delivered in writing to the Company, with a copy to such person, within seven (7) days after the date of the request of such person to the Company and (b) conclusive and binding on the Company and such Person.

               Within thirty (30) days of receipt by the Company of such estimate, the Company shall pay to such Person an amount equal to (a) such estimated net proceeds minus (b) in the case of Warrants or portions thereof that have not been exercised, the aggregate Exercise Price payable upon the exercise of such Warrants. Payment of such amount shall be made by a certified or official bank check payable to the order of such person and drawn on a member of the New York Clearing House. Upon payment to such Person of such liquidated damages, such Person shall assign to the Company this Warrant and the Issued Warrant Shares proposed to be sold pursuant to the registration or qualification in question without any representation or warranty (other than that the holder has not taken any action which would impair its ownership of or right to transfer to the Company the Warrant or such shares of Common Stock). If less than all of the Issued Warrant Shares were proposed to be sold pursuant to the registration or qualification in question, the Company shall cancel this Warrant and issue in the name of, and deliver to, the holder, pursuant to Section 2.2, a new Warrant for the shares of Issuable Warrant Shares not required to be assigned to the Company pursuant to the provisions of the preceding sentence.
The Company agrees that the amount of actual damages that would be sustained by the holder as a result of the failure of the Company to comply with any provisions of Section 5.2, 5.3 or 5.4 is not capable of ascertainment on any other basis.

                           ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY

          The Company hereby represents and warrants to the Initial Holder and each subsequent holder of this Warrant that as of the Closing Date:

          6.1 Organization and Capitalization of the Company.
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The authorized capital of the Company consists of fifty million (50,000,000) shares of Common Stock and five hundred thousand (500,000) shares of Preferred Stock. As of January 24, 1997, there were 10,697,065 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding, and no shares of the Company's capital stock are held in its treasury. No unissued shares of Common Stock are reserved for any purpose other than for issuance upon the exercise of this Warrant and issuance of up to 1,695,404 shares pursuant to options and warrants currently outstanding (the "Outstanding Options") and 547,536 shares available under option plans currently in effect. The Company has not issued or agreed to issue any Stock Purchase Rights, other than (i) pursuant to this Warrant, (ii) the Outstanding Options, or (iii) Convertible Securities, and there are no preemptive rights in effect with respect to the issuance of any shares of Common Stock. All the outstanding shares of the Company's capital stock have been validly issued without violation of any preemptive or similar rights and are fully paid and nonassessable.

          6.2 Authority. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

          6.3 No Legal Bar. Neither the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the certificate of incorporation or By-Laws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any Affiliate, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound, other than applicable restrictions contained in any of such documents relating to indebtedness of the Company.


                           ARTICLE VII
                VARIOUS COVENANTS OF THE COMPANY

          7.1 No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its certificate of incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant, and (d) not undertake any reverse stock split, combination, reorganization or other reclassification of the capital stock which would have the effect of making this Warrant exercisable for less than 933/10,000 percent (0.9330%) of the outstanding shares of Common Stock.

               Upon the request of the holder hereof the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to such holder, the continued validity of this Warrant and the Company's obligations hereunder.

          7.2 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of this Warrant. All such shares of Common Stock shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and non-assessable with no liability on the part of the holders thereof.

          7.3 Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing of, all Issued Warrant Shares so long as any shares of Common Stock shall be so listed. The Company will also so list on each securities exchange, and will maintain such listing of, any other securities which the holder of this Warrant shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange by the Company.

          7.4 Availability of Information. The Company will cooperate with the holder hereof and of Issued Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of this Warrant or such Issued Warrant Shares.

          7.5 Indemnification. If the Company fails to make when due any payments provided for in this Warrant, the Company shall pay to the holder hereof (a) interest at the Default Rate on any amounts due and owing to such holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such holder in collecting any amounts due hereunder.

               The Company shall indemnify, save and hold harmless the holder hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses (excluding consequential damages) incurred in connection with or arising from an Event of Default.

          7.6 Certain Expenses. The Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of (a) this Warrant, (b) the Issuable Warrant Shares, or (c) the Issued Warrant Shares.


                          ARTICLE VIII
                          MISCELLANEOUS

          8.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

          8.2 Holder Not a Stockholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (a) vote on or consent to any proposed action of the Company or (b) receive (i) dividends or any other distributions made to stockholders, (ii) notice of or attend any meetings of stockholders of the Company (except as provided in ARTICLE IV) or
(iii) notice of any other proceedings of the Company (except as provided in ARTICLE IV).

          8.3 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the holder of this Warrant or Issued Warrant Shares at its last known address appearing on the books of the Company maintained for such purpose or (b) the Company at its principal office at One Magnum Pass, Mobile, Alabama 36618. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this
Section 8.3.

          8.4 Like Tenor. All Warrants shall at all times be identical, except as to the Preamble.

          8.5 Remedies. The Company stipulates that the remedies at law of the holder of this Warrant or of Issued Warrant Shares in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          8.6 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and the holders of Issued Warrant Shares, to the extent provided herein, and shall be enforceable by any such holder.

          8.7 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not durable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

          8.8 Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

          8.9 Amendment. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.

          8.10 Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          8.11 Governing Law. This Warrant shall be governed by the laws of the State of New York.

          8.12 Notice of Expiration. The Company will give the holder of this Warrant no less than six (6) months nor more than nine (9) months notice of the expiration of the right to exercise this Warrant. The right to exercise this Warrant shall expire at the termination of the Exercise Period, unless the Company shall fail to give such notice as aforesaid, in which event the right to exercise this Warrant shall not expire until 5 P.M., New York City time, on a date six (6) months after the date on which the Company shall give the holder hereof notice of the expiration of the right to exercise this Warrant.

Dated as of February 18, 1997.

ATTEST:                            QMS, INC.



By: R A Wiggins                    By: Gerald G. Roenker

Title: Secretary                   Title: Executive Vice President



                     NOTICE OF EXERCISE FORM

            (To be executed only upon partial or full
                 exercise of the within Warrant)

The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases ____ shares of Common Stock of QMS, Inc. and herewith makes payment
therefor in the amount of $     , all at the price and on the
terms and conditions specified in the within Warrant, and requests that a certificate (or _____ certificates in
denominations of           shares) for the shares of Common Stock
of QMS, Inc. hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or
(b)                , whose address is
and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of QMS, Inc. not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b)________________________, whose address is
___________________________________________________.


Dated:

Signature Guaranteed:              By:

                                        (Signature of Registered
                                        Holder)

------------------------------
By:
          [Title:]

NOTICE: The signature to this Notice of Exercise must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

               The signature to this Notice of Exercise must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock
          Exchange.


                         ASSIGNMENT FORM

            (To be executed only upon the assignment
                     of the within Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto
                        , whose address is
________________________________ all of the rights of the
undersigned under the within Warrant, with respect to
shares of Common Stock of QMS, Inc. (the "Company") and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of QMS, Inc. not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably
constitute and appoint                Attorney to register such
transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:

Signature Guaranteed:              By:


(Signature of Registered
                                        Holder)

-----------------------------
By:
          [Title:]


NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

               The signature to this Assignment must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock
          Exchange.